                                                                    EXHIBIT 10.1


                                                                [Execution copy]


================================================================================



                           LAMAR ADVERTISING COMPANY


                     -----------------------------------



                     AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of July 16, 1998



                     -----------------------------------



                            THE CHASE MANHATTAN BANK
                            as Administrative Agent




================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   Definitions

       SECTION 1.01.  Defined Terms.  . . . . . . . . . . . . . . . . . . . .  1
       SECTION 1.02.  Classification of Loans and Borrowings.   . . . . . . . 23
       SECTION 1.03.  Terms Generally.  . . . . . . . . . . . . . . . . . . . 23
       SECTION 1.04.  Accounting Terms; GAAP.   . . . . . . . . . . . . . . . 24
       SECTION 1.05.  Subsidiaries; Designation of Unrestricted
                      Subsidiaries.   . . . . . . . . . . . . . . . . . . . . 24

                                   ARTICLE II

                                   The Credits

       SECTION 2.01.  Commitments.  . . . . . . . . . . . . . . . . . . . . . 25
       SECTION 2.02.  Loans and Borrowings.   . . . . . . . . . . . . . . . . 27
       SECTION 2.03.  Requests for Borrowings.  . . . . . . . . . . . . . . . 27
       SECTION 2.04.  Letters of Credit.  . . . . . . . . . . . . . . . . . . 28
       SECTION 2.05.  Funding of Borrowings.  . . . . . . . . . . . . . . . . 32
       SECTION 2.06.  Interest Elections.   . . . . . . . . . . . . . . . . . 33
       SECTION 2.07.  Termination and Reduction of Commitments.   . . . . . . 34
       SECTION 2.08.  Repayment of Loans; Evidence of Debt.   . . . . . . . . 36
       SECTION 2.09.  Prepayment of Loans.  . . . . . . . . . . . . . . . . . 39
       SECTION 2.10.  Fees.   . . . . . . . . . . . . . . . . . . . . . . . . 44
       SECTION 2.11.  Interest.   . . . . . . . . . . . . . . . . . . . . . . 45
       SECTION 2.12.  Alternate Rate of Interest.   . . . . . . . . . . . . . 46
       SECTION 2.13.  Increased Costs.  . . . . . . . . . . . . . . . . . . . 46
       SECTION 2.14.  Break Funding Payments.   . . . . . . . . . . . . . . . 47
       SECTION 2.15.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . 48
       SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing Of
                      Set-Offs.   . . . . . . . . . . . . . . . . . . . . . . 49
       SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.   . . . 51

                                   ARTICLE III

                       Guarantee by Subsidiary Guarantors

       SECTION 3.01.  The Guarantee.  . . . . . . . . . . . . . . . . . . . . 52
       SECTION 3.02.  Obligations Unconditional.  . . . . . . . . . . . . . . 52
       SECTION 3.03.  Reinstatement.  . . . . . . . . . . . . . . . . . . . . 53





                                      (i)

                                                                             Page
                                                                             ----
       SECTION 3.04.  Subrogation.  . . . . . . . . . . . . . . . . . . . . . 53
       SECTION 3.05.  Remedies.   . . . . . . . . . . . . . . . . . . . . . . 54
       SECTION 3.06.  Instrument for the Payment of Money.  . . . . . . . . . 54
       SECTION 3.07.  Continuing Guarantee.   . . . . . . . . . . . . . . . . 54
       SECTION 3.08.  Rights of Contribution.   . . . . . . . . . . . . . . . 54
       SECTION 3.09.  General Limitation on Guarantee Obligations.  . . . . . 55

                                   ARTICLE IV

                         Representations and Warranties

       SECTION 4.01.  Organization; Powers.   . . . . . . . . . . . . . . . . 55
       SECTION 4.02.  Authorization; Enforceability.  . . . . . . . . . . . . 55
       SECTION 4.03.  Governmental Approvals; No Conflicts.   . . . . . . . . 56
       SECTION 4.04.  Financial Condition; No Material Adverse Change.  . . . 56
       SECTION 4.05.  Properties.   . . . . . . . . . . . . . . . . . . . . . 57
       SECTION 4.06.  Litigation and Environmental Matters.   . . . . . . . . 57
       SECTION 4.07.  Compliance with Laws and Agreements.  . . . . . . . . . 58
       SECTION 4.08.  Investment and Holding Company Status.  . . . . . . . . 58
       SECTION 4.09.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . 58
       SECTION 4.10.  ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . 58
       SECTION 4.11.  Disclosure.   . . . . . . . . . . . . . . . . . . . . . 58
       SECTION 4.12.  Capitalization.   . . . . . . . . . . . . . . . . . . . 59
       SECTION 4.13.  Material Agreements and Liens.  . . . . . . . . . . . . 59
       SECTION 4.14.  Subsidiaries.   . . . . . . . . . . . . . . . . . . . . 60

                                    ARTICLE V

                                   Conditions

       SECTION 5.01.  Effective Date.   . . . . . . . . . . . . . . . . . . . 60
       SECTION 5.02.  Incremental Loan Borrowings.  . . . . . . . . . . . . . 63
       SECTION 5.03.  Each Extension of Credit.   . . . . . . . . . . . . . . 63

                                   ARTICLE VI

                              Affirmative Covenants

       SECTION 6.01.  Financial Statements and Other Information.   . . . . . 64
       SECTION 6.02.  Notices of Material Events.   . . . . . . . . . . . . . 66
       SECTION 6.03.  Existence; Conduct of Business.   . . . . . . . . . . . 67
       SECTION 6.04.  Payment of Obligations.   . . . . . . . . . . . . . . . 67
       SECTION 6.05.  Maintenance of Properties; Insurance.   . . . . . . . . 67
       SECTION 6.06.  Books and Records; Inspection Rights.   . . . . . . . . 67
       SECTION 6.07.  Fiscal Year.  . . . . . . . . . . . . . . . . . . . . . 67





                                      (ii)

                                                                             Page
                                                                             ----
       SECTION 6.08.  Compliance with Laws.   . . . . . . . . . . . . . . . . 67
       SECTION 6.09.  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . 68
       SECTION 6.10.  Certain Obligations Respecting Restricted
                      Subsidiaries and Collateral Security.   . . . . . . . . 68

                                   ARTICLE VII

                               Negative Covenants

       SECTION 7.01.  Indebtedness.   . . . . . . . . . . . . . . . . . . . . 69
       SECTION 7.02.  Liens.  . . . . . . . . . . . . . . . . . . . . . . . . 70
       SECTION 7.03.  Contingent Liabilities.   . . . . . . . . . . . . . . . 72
       SECTION 7.04.  Fundamental Changes.  . . . . . . . . . . . . . . . . . 72
       SECTION 7.05.  Investments, Loans, Advances, Guarantees and
                      Acquisitions; Hedging Agreements.   . . . . . . . . . . 75
       SECTION 7.06.  Dividend Payments.  . . . . . . . . . . . . . . . . . . 75
       SECTION 7.07.  Transactions with Affiliates.   . . . . . . . . . . . . 76
       SECTION 7.08.  Restrictive Agreements.   . . . . . . . . . . . . . . . 78
       SECTION 7.09.  Certain Financial Covenants.  . . . . . . . . . . . . . 78
       SECTION 7.10.  Lines of Business.  . . . . . . . . . . . . . . . . . . 79
       SECTION 7.11.  Subordinated Indebtedness.  . . . . . . . . . . . . . . 79
       SECTION 7.12.  Modifications of Certain Documents.   . . . . . . . . . 80

                                  ARTICLE VIII

                                Events of Default . . . . . . . . . . . . . . 80

                                   ARTICLE IX

                            The Administrative Agent  . . . . . . . . . . . . 83

                                    ARTICLE X

                                  Miscellaneous

       SECTION 10.01.  Notices.   . . . . . . . . . . . . . . . . . . . . . . 86
       SECTION 10.02.  Waivers; Amendments.   . . . . . . . . . . . . . . . . 86
       SECTION 10.03.  Expenses; Indemnity; Damage Waiver.  . . . . . . . . . 88
       SECTION 10.04.  Successors and Assigns.  . . . . . . . . . . . . . . . 90
       SECTION 10.05.  Survival.  . . . . . . . . . . . . . . . . . . . . . . 92
       SECTION 10.06.  Counterparts; Integration; Effectiveness.  . . . . . . 93
       SECTION 10.07.  Severability.  . . . . . . . . . . . . . . . . . . . . 93
       SECTION 10.08.  Right of Setoff.   . . . . . . . . . . . . . . . . . . 93
       SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service
                       of Process.  . . . . . . . . . . . . . . . . . . . . . 94





                                     (iii)

                                                                           Page
                                                                           ----
       SECTION 10.10.  WAIVER OF JURY TRIAL.  . . . . . . . . . . . . . . . . 94
       SECTION 10.11.  Headings.  . . . . . . . . . . . . . . . . . . . . . . 95
       SECTION 10.12.  Release of Collateral and Guarantees.  . . . . . . . . 95
       SECTION 10.13.  Successor Facility.  . . . . . . . . . . . . . . . . . 95

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 4.06 -- Disclosed Matters
Schedule 4.12 -- Certain Equity Rights
Schedule 4.13 -- Material Agreements and Liens
Schedule 4.14 -- Subsidiaries
Schedule 7.01 -- Existing Indebtedness
Schedule 7.02 -- Existing Liens
Schedule 7.03 -- Existing Guarantees
Schedule 7.07 -- Certain Existing Affiliate Transactions
Schedule 7.08 -- Existing Restrictions

EXHIBITS:

Exhibit A     -- Form of Assignment and Acceptance
Exhibit B     -- Form of Opinion of Counsel to the Credit Parties
Exhibit C     -- Form of Opinion of Special Counsel
Exhibit D     -- Form of Pledge Agreement
Exhibit E     -- Form of Joinder Agreement





                                      (iv)

              AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 16, 1998 between LAMAR ADVERTISING COMPANY, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

              The Borrower, the Subsidiary Guarantors, the lenders named therein (including certain of the Lenders hereunder) and The Chase Manhattan Bank, as Administrative Agent, are party to a Credit Agreement dated as of December 18, 1996 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "Existing Credit Agreement"). The Borrower has requested that the Lenders (which include all of the "Lenders" on the date hereof under the Existing Credit Agreement) and the Administrative Agent agree to amend and restate the Existing Credit Agreement to provide, inter alia, for extensions of credit, by means of loans and letters of credit, in an aggregate amount up to but not exceeding $400,000,000 (which amount may, in the circumstances hereinafter provided, be increased to $500,000,000). The Lenders are willing to so agree, and accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as of the date hereof (but subject to Section 5.01) in its entirety as follows:

                                   ARTICLE I

                                  Definitions

              SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

              "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which (i) the Borrower and/or any of its Subsidiaries acquires the business of, or all or substantially all of the assets of, any firm, corporation or division thereof located in a specific geographic area or areas, whether through purchase of assets, purchase of stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of the Borrower becomes a Subsidiary of the Borrower. For purposes of the definition of "Capital Expenditures", the term "Acquisition" shall also include Logo Acquisition Expenditures, whether or not such Logo Acquisition Expenditures would otherwise constitute an "Acquisition" hereunder.

              "Adjusted Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, Base CD Rate or the Federal Funds Effective Rate, respectively.





                     Amended and Restated Credit Agreement

              "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

              "Administrative Agent" means The Chase Manhattan Bank in its capacity as administrative agent for the Lenders hereunder.

              "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

              "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Restricted Subsidiaries and (b) none of the Subsidiary Guarantors shall be Affiliates.

              "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment, (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitment or Loans of all Classes hereunder.

              "Applicable Margin" means, (a) for any Type of Revolving Credit Loans or Term Loans for any Payment Period (as defined below), the respective rates indicated below for Loans of such Type opposite the applicable Total Debt Ratio indicated below for such Payment Period and (b) for any Type of Incremental Loans for any Payment Period, 1/4 of 1% plus the respective rates indicated below for Loans of such Type opposite the applicable Total Debt Ratio indicated below for such Payment Period:





                     Amended and Restated Credit Agreement

                         Range                                 Applicable Margin (% p.a.)
                          of                                   --------------------------
                   Total Debt Ratio                     Base Rate Loans               Eurodollar Loans
                   ----------------                     ---------------               ----------------
               Greater than or equal                         .75%                          2.00%
                 to 6.00 to 1

               Greater than or equal to                      .50%                          1.75%
                 5.50 to 1 but less than
                 6.00 to 1

               Greater than or equal to                      .25%                          1.50%
                 5.00 to 1 but less than
                 5.50 to 1

               Greater than or equal to                      .00%                          1.25%
                 4.50 to 1 but less than
                        5.00 to 1

               Greater than or equal to                      .00%                          1.00%
                 4.00 to 1 but less than
                 4.50 to 1

               Less than 4.00                                .00%                           .75%

              For purposes hereof, a "Payment Period" means (i) initially, the period commencing on the Effective Date to but not including the Quarterly Date falling on or nearest to September 30, 1998 and (ii) thereafter, the period commencing on a Quarterly Date to but not including the immediately following Quarterly Date.

              The Total Debt Ratio for any Payment Period shall be determined on the basis of a certificate of a Financial Officer setting forth a calculation of the Total Debt Ratio as at the last day of the fiscal quarter immediately preceding such Payment Period (i.e. the Total Debt Ratio for the Payment Period commencing September 30, 1998 shall be determined on the basis of the Total Debt Ratio as at June 30, 1998, the Total Debt Ratio for the Payment Period commencing December 31, 1998 shall be determined on the basis of the Total Debt Ratio as at September 30, 1998, and so forth), each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based, provided that the Total Debt Ratio for the initial Payment Period shall be based upon the certificate of a Financial Officer delivered pursuant to Section 5.01(j).

              Notwithstanding the foregoing, in the event the Borrower consummates any Acquisition or Disposition for aggregate consideration of $25,000,000 or more, or makes a Borrowing or prepayment of Loans of $25,000,000 or more, the Borrower shall forthwith deliver





                     Amended and Restated Credit Agreement
to the Administrative Agent a certificate of a Financial Officer, in form and detail satisfactory to the Administrative Agent, setting forth a redetermination of the Total Debt Ratio reflecting such Acquisition, Disposition, Borrowing or prepayment (as the case may be) on a pro forma basis, and on the date three Business Days after the delivery of such certificate, the Applicable Margin shall be adjusted to give effect to such redetermination of the Total Debt Ratio.

              Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be the highest rates provided for above (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) if the certificate of a Financial Officer shall not be delivered as provided above prior to the beginning of any Payment Period or within three Business Days after the occurrence of any Acquisition, Disposition, Borrowing or prepayment described above (but only, in the case of this clause (ii), with respect to the portion of such Payment Period prior to the delivery of such certificate).

              "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

              "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

              "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

              "Base Rate", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

              "Basic Documents" means the Loan Documents, the Senior Subordinated Notes Indenture and the New Senior Subordinated Notes Indenture (or any applicable governing agreement for any Refunding Indebtedness) and the Senior Secured Notes (and any related agreement).





                     Amended and Restated Credit Agreement

              "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

              "Borrower" means Lamar Advertising Company, a Delaware corporation.

              "Borrowing" means Loans of a particular Class of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

              "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

              "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

              "Capital Expenditures" means, for any period, the sum for the Borrower or any of its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that such term shall not include any such expenditures in connection with any Acquisition or any replacement or repair of Property affected by a Casualty Event.

              "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

              "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

              "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.





                     Amended and Restated Credit Agreement

              "Chase" means The Chase Manhattan Bank, a New York banking corporation.

              "Class", when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that a Lender holding such Commitment is obligated to make, are Revolving Credit Loans, Term Loans or Incremental Loans.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Commitments" means the Revolving Credit Commitments, Term Loan Commitments and Incremental Loan Commitments, as applicable.

              "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

              "Confidential Information Memorandum" means the Confidential Information Memorandum dated June 1998 with respect to the syndication of the credit facilities provided herein.

              "Credit Parties" means the Borrower and the Subsidiary
Guarantors.

              "Debt Service" means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the amount, if any, by which the aggregate principal amount of Revolving Credit Loans outstanding hereunder at the beginning of such period shall exceed the aggregate amount of the Revolving Credit Commitments scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitments scheduled to occur during such period pursuant to Section 2.07 plus
(b) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness (including the Term Loans and the Incremental Loans and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments pursuant to
Section 2.09) made during such period plus (c) all Interest Expense for such period.

              "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

              "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

              "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Restricted Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business





                     Amended and Restated Credit Agreement
terms, (ii) any obsolete or worn-out tools and equipment no longer used or useful in the business of the Borrower and its Restricted Subsidiaries and
(iii) any Collateral under and as defined in the Pledge Agreement pursuant to an exercise of remedies by the Administrative Agent under Section 5.05 thereof.

              "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by the Borrower or any of its Restricted Subsidiaries in connection with such Disposition.

              "Dividend Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower (and including also any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Borrower.

              "EBITDA" means, for any period, operating income for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, Interest Expense, depreciation, amortization and any other non-cash income or charges accrued for such period and (except to the extent received or paid in cash by the Borrower or any of its Restricted Subsidiaries) income or loss attributable to equity in Affiliates for such period) excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any Casualty Events and Dispositions.

              Notwithstanding the foregoing, except as otherwise provided in
Section 7.04(g), if during any period for which EBITDA is being determined the Borrower shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period.

              "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

              "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

              "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation





                     Amended and Restated Credit Agreement
of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

              "Equity Hedging Arrangement" means any agreement or other arrangement pursuant to which the Borrower or any of its Restricted Subsidiaries shall agree to purchase shares of capital stock of the Borrower from another Person at a fixed price or formula (or to make payments to another Person calculated with reference to the price of any such shares), whether such agreement or other arrangement arises in connection with an acquisition of a business or property, an employee benefit plan, a hedging transaction or otherwise.

              "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

              "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.





                     Amended and Restated Credit Agreement

              "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

              "Event of Default" has the meaning assigned to such term in
Article VIII.

              "Excess Cash Flow" means, for any period, the excess of (a) EBITDA for such period over (b) the sum of (i) Debt Service for such period plus (ii) the aggregate amount of all Capital Expenditures and Logo Acquisition Expenditures made during such period plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income, franchise, real estate and other like taxes for such period (to the extent not deducted in determining EBITDA for such period).

              "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with
Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

              "Existing Credit Agreement" has the meaning assigned to such term in the preamble to this Agreement.

              "Existing Lenders" means any Lender hereunder that is also a "Lender" under the Existing Credit Agreement.

              "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of l%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.





                     Amended and Restated Credit Agreement

              "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower, as the case may be.

              "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) all Debt Service for such period plus (ii) the aggregate amount of all Capital Expenditures made during such period plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income, franchise, real estate and other like taxes for such period (to the extent not deducted in determining EBITDA for such period).

              "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

              "Foreign Subsidiary" means any Subsidiary of the Borrower organized in a jurisdiction other than the United States of America, any State thereof, or the District of Columbia.

              "GAAP" means generally accepted accounting principles in the United States of America.

              "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

              "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon





                     Amended and Restated Credit Agreement
gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

              "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

              "Inactive Subsidiary" means, as at any date, any Subsidiary of the Borrower that, as at the end of and for the quarterly accounting period ending on or most recently ended prior to such date, shall have less than $1,000 in assets.

              "Incremental Loan" has the meaning assigned to such term in
Section 2.01(c).

              "Incremental Loan Commitment" means, with respect to each Lender, the amount of the offer of such Lender to make Incremental Loans of any Series that is accepted by the Borrower in accordance with the provisions of Section 2.01(c), as such amount may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate amount of the Incremental Loan Commitments of all Series shall not exceed $100,000,000.

              "Incremental Loan Commitment Termination Date" means the Quarterly Date falling on or nearest to December 31, 2000.

              "Incremental Loan Lenders" means, in respect of any Series of Incremental Loans, (a) initially, the Lenders whose offers to make Incremental Loans of such Series shall have been accepted by the Borrower in accordance with the provisions of Section 2.01(c) and (b) thereafter, the Lenders from time to time holding Incremental Loans of such Series and/or Incremental Loan Commitments of such Series after giving effect to any assignments thereof permitted by Section 10.04.

              "Incremental Loan Maturity Date" means the Quarterly Date falling on or nearest to June 30, 2006.

              "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person;
(e) Capital Lease Obligations of such Person; (f) Indebtedness of others





                     Amended and Restated Credit Agreement

Guaranteed by such Person; and (g) obligations under Equity Hedging Arrangements (and, for purposes hereof, the amount of Indebtedness under an Equity Hedging Arrangement shall be deemed to be equal to the aggregate maximum contingent or potential liability under such Equity Hedging Arrangement). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

              Notwithstanding the foregoing, the following items shall not be deemed "Indebtedness" for purposes hereof: (i) obligations under Hedging Agreements; (ii) obligations in respect of Surety Bonds (other than letters of credit supporting obligations in respect of Surety Bonds, as to which clause
(iii) below shall apply, and other than Surety Bonds supporting obligations that would otherwise constitute Indebtedness under this definition) to the extent that the aggregate amount of all such obligations does not exceed $20,000,000; and (iii) obligations in respect of the undrawn face amount of letters of credit (other than letters of credit supporting obligations that would otherwise constitute Indebtedness under this definition) to the extent that the aggregate amount of all such obligations does not exceed $5,000,000.

              "Indemnified Taxes" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

              "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

              "Interest Expense" means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Hedging Agreements accrued during such period (whether or not actually paid or received during such period) including, without limitation, fees, but excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Hedging Agreements in effect on the date hereof plus (c) all fees, including letter of credit fees and expenses, incurred hereunder after the Effective Date.

              Notwithstanding the foregoing, if during any period for which Interest Expense is being determined the Borrower shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), Interest Expense shall be determined on a pro forma basis as if such Acquisition or Disposition (and any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection with such Acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period.





                     Amended and Restated Credit Agreement

              "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

              "Interest Payment Date" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

              "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender of the relevant Class, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

              (v) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date,

              (w) no Interest Period for any Revolving Credit Borrowing may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto (and taking into account any then-outstanding Letters of Credit), the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Revolving Credit Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date,

              (x) no Interest Period for any Term Loan Borrowing may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date,

              (y) no Interest Period for any Incremental Loan Borrowing of any Series may commence before and end after any Principal Payment Date unless, after giving effect





                     Amended and Restated Credit Agreement
       thereto, the aggregate principal amount of the Incremental Loans of such Series having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Loans of such Series scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date, and

              (z) notwithstanding the foregoing clauses (v), (w), (x) and (y), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

              "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or capital contribution to, any other Person or any agreement to make any such acquisition or capital contribution (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

              Notwithstanding the foregoing, the following items shall not be deemed "Investments" for purposes hereof: (i) Capital Expenditures, (ii) Acquisitions, (iii) Logo Acquisition Expenditures and (iv) obligations (including, without limitation, deposits) in connection with Surety Bonds.

              "Issuing Lender" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder.

              "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit E.

              "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

              "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.





                     Amended and Restated Credit Agreement

              "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

              "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

              "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period.
In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

              "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

              "Loan Documents" means this Agreement, any promissory notes evidencing Loans hereunder and the Security Documents.

              "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

              "Logo Acquisition Expenditures" means expenditures made by the Borrower and its Restricted Subsidiaries in connection with the logo signage business, including, without limitation, the purchase price of franchises, the payment of franchise fees and expenditures made in connection with the build-out of signage for any such franchise, in each case to the extent incurred during the twenty-four month period commencing on the date of the initial granting of a contract for logo signage business (or the date of a modification or extension of a contract requiring additional expenditures in respect of such contract or business).

              "Logo Joint Ventures" means the Missouri Partnership and each other Subsidiary of the Borrower designated by the Borrower with the consent of the Required Lenders whose





                     Amended and Restated Credit Agreement
principal business is logo signage and a portion of whose equity is owned by one or more Persons other than the Borrower, its Subsidiaries and its Affiliates.

              "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries (or of the Borrower and all of its Restricted Subsidiaries) taken as a whole, (b) the ability of any Credit Party to perform any of their respective obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement and the other Loan Documents.

              "Material Indebtedness" means Indebtedness (other than the Loans or Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

              "Missouri Partnership" means Missouri Logos, a Missouri general partnership, in which MIL is a general partner.

              "MIL" means Missouri Logos, Inc., a Wholly Owned Subsidiary of Interstate Logos, Inc., a Wholly Owned Subsidiary of the Borrower.

              "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

              "Net Available Proceeds" means:

              (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition; and

              (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Restricted Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Borrower or any of its Restricted Subsidiaries in respect of such Casualty Event.

              "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments received by the Borrower and its Restricted Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); provided that





                     Amended and Restated Credit Agreement

              (a) Net Cash Payments shall be net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Borrower and its Restricted Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Restricted Subsidiaries as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within twelve months of the date of such Disposition; and

              (b) Net Cash Payments shall be net of any repayments by the Borrower or any of its Restricted Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

              "New Senior Subordinated Notes" means the notes issued after the date hereof in accordance with the requirements of Section 7.01(b).

              "New Senior Subordinated Notes Indentures" means the Indentures pursuant to which New Senior Subordinated Notes are issued.

              "1998 Equity Offering" means the offering by the Borrower of 6,375,000 shares of its Class A Common Stock, $0.001 par value per share, pursuant to a Prospectus dated June 5, 1998.

              "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

              "Permitted Investments" means:

              (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

              (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

              (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America





                     Amended and Restated Credit Agreement
       or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

              (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

              "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

              "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreement" means an Amended and Restated Pledge Agreement substantially in the form of Exhibit D between the Credit Parties and the Administrative Agent.

              "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

              "Principal Payment Dates" means the Quarterly Dates falling on or nearest to March 31, June 30, September 31 and December 31 of each year, commencing with September 30, 2000 through and including June 30, 2006.

              "Qualified Reilly Partnership" means any general or limited partnership, all of the partnership interests of which are owned by (a) Kevin
P. Reilly, Sr., (b) his wife, (c) his children, (d) his grandchildren, or (e) trusts of which he, his wife, his children and his grandchildren are the sole beneficiaries and for which one or more of such individuals are the sole trustee(s).

              "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

              "Refunding Indebtedness" has the meaning assigned to such term in
Section 7.01(c).

              "Register" has the meaning assigned to such term in Section
10.04.

              "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.





                     Amended and Restated Credit Agreement

              "Required Incremental Loan Lenders" means, with respect to any Series of Incremental Loans at any time, Lenders having Incremental Loans of such Series and unused Incremental Loan Commitments of such Series representing a majority of the sum of the total Incremental Loans of such Series and unused Incremental Loan Commitments of such Series at such time.

              "Required Lenders" means, at any time, Lenders having Loans, LC Exposure and unused Commitments representing at least a majority of the sum of the total Loans, LC Exposure and unused Commitments at such time.

              "Required Revolving Credit Lenders" means, at any time, Lenders having Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments representing at least a majority of the sum of the total Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments at such time.

              "Required Term Loan Lenders" means, Lenders having Term Loans and unused Term Loan Commitments representing a majority of the sum of the total Term Loans and unused Term Loan Commitments at such time.

              "Restricted Subsidiary" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

              "Reserved Commitment Amount" has the meaning assigned to such term in Section 2.01(a).

              "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

              "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $250,000,000.

              "Revolving Credit Commitment Reduction Dates" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 2000 through and including December 31, 2005.

              "Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure at such time.





                     Amended and Restated Credit Agreement

              "Revolving Credit Lender" means (a) initially, a Lender that has a Revolving Credit Commitment set forth opposite its name on Schedule 2.01 and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments, after giving effect to any assignments thereof permitted by Section 10.04.

              "Revolving Credit Loan" means a Loan made pursuant to Section 2.01(a) that utilizes the Revolving Credit Commitment.

              "Revolving Credit Maturity Date" means the last Business Day in December 2005.

              "Security Documents" means the Pledge Agreement and all Uniform Commercial Code financing statements required by the Pledge Agreement to be filed with respect to the security interests created pursuant thereto.

              "Senior Debt Ratio" means, as at any date, the ratio of (a) all Indebtedness (other than Subordinated Indebtedness) of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date to (b) EBITDA for the period of four consecutive quarters ending on or most recently ended prior to such date.

              "Senior Secured Notes" means the Borrower's 11% Senior Notes issued pursuant to a Second Supplemental Indenture in the form of an Amended and Restated Indenture dated as of November 8, 1996, amending and restating in its entirety the Borrower's 11% Senior Secured Notes due May 15, 2003 issued on the Closing Date under and as defined in the Existing Credit Agreements in an original aggregate face amount equal to $100,000,000 (of which not more than $1,173,000 are outstanding on the date hereof).

              "Senior Subordinated Notes" means, collectively, (a) the 9-5/8% Senior Subordinated Notes due 2006 of the Borrower in the original principal amount of $255,000,000 and (b) the 8-5/8% Senior Subordinated Notes due 2007 of the Borrower in the original principal amount of $200,000,000.

              "Senior Subordinated Notes Indenture" means the Indentures pursuant to which the Senior Subordinated Notes have been issued.

              "Series" has the meaning assigned to such term in Section
2.01(c).

              "Significant Subsidiary Guarantor" means, as at any date, any Subsidiary Guarantor having assets with a fair market value of $20,000,000 or more.

              "Special Counsel" means Milbank, Tweed, Hadley & McCloy, in its capacity as special counsel to The Chase Manhattan Bank, as Administrative Agent of the credit facilities contemplated hereby.

              "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus





                     Amended and Restated Credit Agreement
the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "Subordinated Indebtedness" means, collectively, (i) Indebtedness in respect of the Senior Subordinated Notes and the New Senior Subordinated Notes (and, effective upon any extension, renewal, refunding or replacement of any of the Senior Subordinated Notes as contemplated in Section 7.01(c), any Refunding Indebtedness), (ii) the 8% Series A Unsecured Subordinated Discount Debentures of the Borrower due 2001 (of which $1,626,204 are outstanding on the date hereof) and (iii) the 8% unsecured Subordinated Notes of the Borrower due 2006 (of which $16,333,337 are outstanding on the date hereof).

              "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "Subsidiaries" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

              "Subsidiary Guarantors" means the Persons listed under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto.

              "Surety Bonds" means surety or other similar bonds required to be posted by the Borrower and its Restricted Subsidiaries in the ordinary course of their respective businesses or posted on behalf of Affiliates in the ordinary course of their respective businesses.

              "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

              "Term Loan Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Term Loan Commitment Termination Date and (b) the date of termination of the Term Loan Commitments.





                     Amended and Restated Credit Agreement

              "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make Term Loans during the Term Loan Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and
2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The aggregate original amount of the Term Loan Commitments is $150,000,000.

              "Term Loan Lender" means (a) initially, a Lender that has a Term Loan Commitment set forth opposite its name on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Term Loan Loans and Term Loan Commitments, after giving effect to any assignments thereof permitted by
Section 10.04.

              "Term Loan" means a Loan made pursuant to Section 2.01(b) that utilizes the Term Loan Commitment.

              "Term Loan Commitment Termination Date" means the last Business Day in June 1999.

              "Term Loan Maturity Date" means the Quarterly Date falling on or nearest to December 31, 2005.

              "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

              "Total Debt Ratio" means, as at any date, the ratio of (a) all Indebtedness of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date to
(b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

              "Transactions" means (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to any Credit Party (other than the Borrower), the execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party.





                     Amended and Restated Credit Agreement

              "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

              "Unrestricted Subsidiaries" means any Subsidiary of the Borrower that (a) shall have been designated as an "Unrestricted Subsidiary" in accordance with the provisions of Section 1.05 and (b) any Subsidiary of an Unrestricted Subsidiary.

              "U.S. dollars" or "$" refers to lawful money of the United States of America.

              "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. The term "Wholly Owned Restricted Subsidiary" shall refer to any Restricted Subsidiary that is also a Wholly Owned Subsidiary.

              "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Credit Loan", "Term Loan" or "Incremental Loan") or by Type (e.g., a "Base Rate Loan", or a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Credit Loan" or a "Base Rate Revolving Credit Loan"); each Series of Incremental Loans shall be deemed a separate Class of Loans hereunder. In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class; each Series of Incremental Loan Borrowings and Incremental Loan Commitments shall be deemed a separate Borrowing and Commitment hereunder.

              SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and





                     Amended and Restated Credit Agreement

Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

              SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

              SECTION 1.05. SUBSIDIARIES; DESIGNATION OF UNRESTRICTED SUBSIDIARIES. The Borrower may at any time designate any of its Subsidiaries (including any newly acquired or newly formed Subsidiary) to be an "Unrestricted Subsidiary" for purposes of this Agreement, by delivering to the Administrative Agent a certificate of a Financial Officer (and the Administrative Agent shall promptly forward a copy of such certificate to each Lender) attaching a copy of a resolution of its Board of Directors (or authorized subcommittee thereof) setting forth such designation and stating that the conditions set forth in this Section 1.05 have been satisfied with respect to such designation, provided that no such designation shall be effective unless (x) at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) at the time of such designation and at all times thereafter:

              (a) except as permitted under Section 7.03, no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary (other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangement and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, "Permitted Unrestricted Subsidiary Obligations")) (A) is guaranteed by the Borrower or any Restricted Subsidiary or (B) is recourse to or obligates the Borrower or any Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to satisfaction thereof,

              (b) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or its Restricted subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and





                     Amended and Restated Credit Agreement

              (c) such Subsidiary is an "Unrestricted Subsidiary" under the Senior Subordinated Notes Indentures and New Senior Subordinated Notes Indentures.

Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed an Investment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the board of directors of the Borrower) and any such designation shall be permitted only if it complies with the provisions of
Section 7.05. Any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed an Acquisition of such Unrestricted Subsidiary and shall be permitted only to the extent permitted as an Acquisition under Section 7.04(e). The Borrower shall give the Administrative Agent and each Lender prompt notice of each resolution adopted by the Board of Directors (or authorized subcommittee thereof) of the Borrower under this Section 1.05 designating any Subsidiary as an Unrestricted Subsidiary (and notice of each designation of an Unrestricted Subsidiary as a Restricted Subsidiary), together with a copy of each such resolution adopted.

                                   ARTICLE II

                                  The Credits

              SECTION 2.01.  COMMITMENTS.

              (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Loans exceeding such Lender's Revolving Credit Commitment, provided that the total Revolving Credit Exposure shall not at any time exceed the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

              Proceeds of Revolving Credit Loans shall be available for any use permitted under the applicable provisions of Section 6.09, provided that, in the event that, as contemplated by Section 2.09(b)(ii), the Borrower shall prepay Revolving Credit Loans from the proceeds of a Disposition hereunder, then an amount of Revolving Credit Commitments, as specified by the Borrower pursuant to the next sentence, equal to the amount of such prepayment (herein the "Reserved Commitment Amount") shall be reserved and shall not be available for borrowings hereunder except and to the extent that the proceeds of such borrowings are to be applied to make Capital Expenditures, Logo Acquisition Expenditures or Acquisitions permitted hereunder, or to make prepayments of Loans under Section 2.09(b)(ii)(z)(B). The Borrower agrees, upon the occasion of any Borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such Borrowing, identifying the amount of such Borrowing that is to constitute such utilization, the Capital Expenditure, Logo Acquisition Expenditure or Acquisition in respect of which the proceeds of such Borrowing are to be applied and the reduced Reserved Commitment Amount to be in effect after giving effect to such Borrowing.





                     Amended and Restated Credit Agreement

              (b) Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make Term Loans to the Borrower during the Term Loan Availability Period, in an aggregate principal amount up to but not exceeding its Term Loan Commitment. Term Loans that are prepaid may not be reborrowed.

              (c) Incremental Loans. In addition to Borrowings of Revolving Credit Loans and Term Loans pursuant to paragraphs (a) and (b) above, at any time and from time to time prior to the Incremental Loan Commitment Termination Date, the Borrower may request that the Lenders offer to enter into commitments to make additional term loans (each such loan being herein called an "Incremental Loan") under this paragraph (c). In the event that one or more of the Lenders offer, in their sole discretion, to enter into such commitments, and such Lenders and the Borrower agree as to the amount of such commitments that shall be allocated to the respective Lenders making such offers and the fees (if any) to be payable by the Borrower in connection therewith, such Lenders shall become obligated to make Incremental Loans under this Agreement in an amount equal to the amount of their respective Incremental Loan Commitments. The Incremental Loans to be made pursuant to any such agreement between the Borrower and one or more Lenders in response to any such request by the Borrower shall be deemed to be a separate "Series" of Incremental Loans for all purposes of this Agreement. Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Loans) shall be $5,000,000 and (ii) the aggregate principal amount of all Incremental Loan Commitments and Incremental Loans shall not exceed $100,000,000.

              Following the acceptance by the Borrower of the offers made by any one or more Lenders to make any Series of Incremental Loans pursuant to the foregoing provisions of this Section 2.01(c), each Incremental Loan Lender in respect of such Series of Incremental Loans severally agrees, on the terms and conditions of this Agreement, to make such Incremental Loans to the Borrower in Dollars during the period from and including the date of such acceptance to but excluding the Incremental Loan Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Incremental Loan Commitment of such Incremental Loan Lender in respect of such Series as in effect from time to time. Thereafter, subject to the terms and conditions of this Agreement, the Borrower may convert Incremental Loans of such Series of one Type into Incremental Loans of such Series of another Type (as provided in Section 2.06) or continue Incremental Loans of such Series of one Type as Incremental Loans of such Series of the same Type (as provided in Section 2.06). Incremental Loans of any Series that are prepaid may not be reborrowed as Incremental Loans of the same Series.

              Proceeds of Incremental Loans shall be available for any use permitted under the applicable provisions of Section 6.09.

              (d) Treatment of Loans Outstanding under Existing Credit Agreement. In the event that any loans under the Existing Credit Agreement shall remain outstanding on the Effective Date, then such loans shall be continued as Revolving Credit Loans or Term Loans





                     Amended and Restated Credit Agreement
hereunder, as the Borrower shall specify at the time of the initial Borrowing hereunder, and the Lenders hereunder shall, on the Effective Date, take such actions, and make such adjustments among themselves, as shall be necessary so that such loans are held hereunder pro rata in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, including by purchasing the loans under the Existing Credit Agreement of any "Lenders" under the Existing Credit Agreement that are not becoming Lenders hereunder. On the Effective Date, the Borrower shall cause to be paid to each "Lender" party to the Existing Credit Agreement, all amounts that would be owing to such Lender under Section 2.14 of the Existing Credit Agreement as if the "Loans" of such Lender under the Existing Credit Agreement were being repaid on the Effective Date, whether or not any such loans are actually repaid on the Effective Date.

              SECTION 2.02.  LOANS AND BORROWINGS.

              (a) Each Loan of a particular Class (and, in the case of Incremental Loans, of a particular Series) shall be made as part of a Borrowing consisting of Loans of such Class (and, if applicable, of such Series) made by the Lenders ratably in accordance with their respective Commitments of such Class (and, if applicable, of such Series). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

              (c) At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount at least equal to $2,000,000 or any greater multiple of $1,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to $500,000 or any greater multiple of $500,000; provided that
(i) a Base Rate Borrowing of Loans of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class (or, in the case of an Incremental Loan Commitment of any Series, in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Series) and (ii) a Revolving Credit Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

              SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days





                     Amended and Restated Credit Agreement
before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

              (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, a Term Loan Borrowing or an Incremental Loan Borrowing (including, if applicable, the respective Series of Incremental Loans to which such Borrowing relates);

              (ii)  the aggregate amount of such Borrowing;

              (iii)  the date of such Borrowing, which shall be a Business Day;

              (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

              (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

              (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
       Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

              Anything herein to the contrary notwithstanding, the initial Borrowing hereunder shall be a Base Rate Borrowing.

              SECTION 2.04.  LETTERS OF CREDIT.

              (a) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.01(a), the Borrower may request the issuance of Letters of Credit for its own account by the Issuing Lender, in a form reasonably acceptable to the Issuing Lender, at any time and from time to time during the Revolving Credit Availability Period. Letters of Credit issued hereunder shall constitute utilization of the





                     Amended and Restated Credit Agreement

Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

              (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this
Section 2.04) shall not exceed $50,000,000 and (ii) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments.

              (c) Expiration Date. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two years after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date, provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than one year beyond the current expiration date, so long as such extended expiration date is not later than the date five Business Days prior to the Revolving Credit Maturity Date.

              (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender, the Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement





                     Amended and Restated Credit Agreement
made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.04, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

              (e) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Base Rate Borrowing.

              If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Credit Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

              (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any





                     Amended and Restated Credit Agreement
respect or any statement therein being untrue or inaccurate in any respect,
(iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.04, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

              Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

              (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

              (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

              (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

              (g) Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.





                     Amended and Restated Credit Agreement

              (h) Interim Interest. If the Issuing Lender shall make any LC Disbursement in respect of any Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.04, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section 2.04 to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

              (i) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.08 or 2.09(b), the Borrower shall immediately deposit into the Collateral Account under and as defined in the Pledge Agreement an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.08 or 2.09(b), the amount required under Section 2.08 or 2.09(b), as the case may be; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in clause (g) or
(h) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Credit Parties hereunder.

              (j) Existing Letters of Credit. There is outstanding on the date hereof pursuant to the Existing Credit Agreement one or more letters of credit issued by Chase (as the "Issuing Bank" thereunder) for the account of the Borrower. Upon the Effective Date each of such letters of credit is hereby designated a "Letter of Credit" under and for all purposes of this Agreement. In that connection, the Borrower hereby represents and warrants to the Issuing Lender, each Revolving Credit Lender and the Administrative Agent that each such letter of credit satisfies the requirements of this Section 2.04 (including paragraph (c) above).

              SECTION 2.05.  FUNDING OF BORROWINGS.

              (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit Base Rate Loans





                     Amended and Restated Credit Agreement
made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Lender.

              (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section
2.05 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

              SECTION 2.06.  INTEREST ELECTIONS.

              (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

              (b) To make an election pursuant to this Section 2.06, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

              (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

              (i) the Borrowing to which such Interest Election Request applies (including, if applicable, the respective Series of Incremental Loans to which such Interest Election Request relates) and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);





                     Amended and Restated Credit Agreement

              (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

              (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

              (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

              (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

              (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

              SECTION 2.07.  TERMINATION AND REDUCTION OF COMMITMENTS.

              (a) Unless previously terminated, (i) the Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date, (ii) the Term Loan Commitments shall terminate on the last day of the Term Loan Availability Period and (iii) the Incremental Loan Commitments shall terminate on the Incremental Loan Commitment Termination Date.

              (b) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced at the close of business on each Revolving Credit Commitment Reduction Date set forth in column (A) below to the amount set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date:





                     Amended and Restated Credit Agreement

                  (A)                                  (B)
           Revolving Credit                      Revolving Credit
         Commitment Reduction                   Commitment Reduced
          Date Falling on or                     to the Following
              Nearest to:                            Amounts
       -------------------------              ---------------------
       March 31, 2000                              $243,750,000
       June 30, 2000                               $237,500,000
       September 30, 2000                          $231,250,000
       December 31, 2000                           $225,000,000

       March 31, 2001                              $218,750,000
       June 30, 2001                               $212,500,000
       September 30, 2001                          $206,250,000
       December 31, 2001                           $200,000,000

       March 31, 2002                              $190,625,000
       June 30, 2002                               $181,250,000
       September 30, 2002                          $171,875,000
       December 31, 2002                           $162,500,000

       March 31, 2003                              $153,125,000
       June 30, 2003                               $143,750,000
       September 30, 2003                          $134,375,000
       December 31, 2003                           $125,000,000

       March 31, 2004                              $112,500,000
       June 30, 2004                               $100,000,000
       September 30, 2004                          $ 87,500,000
       December 31, 2004                           $ 75,000,000

       March 31, 2005                              $ 56,250,000
       June 30, 2005                               $ 37,500,000
       September 30, 2005                          $ 18,750,000
       December 31, 2005                           $          0


              (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class (including the Commitments of any Series of Incremental Loans); provided that (i) each reduction of the Commitments of such Class shall be in an amount that is at least equal to $3,000,000 or any greater multiple of $1,000,000, (ii) the Borrower shall not terminate or reduce the Commitments of such Class if, after giving effect to any concurrent prepayment of Loans in accordance with Section 2.09, the outstanding Loans of such Class would exceed the total Commitments of such Class and (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment





                     Amended and Restated Credit Agreement
of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

              (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (c) of this Section
2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

              SECTION 2.08.  REPAYMENT OF LOANS; EVIDENCE OF DEBT.

              (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender's Revolving Credit Loans on the Revolving Credit Maturity Date. In addition, if following any Revolving Credit Commitment Reduction Date the aggregate principal amount of the Revolving Credit Exposure shall exceed the Revolving Credit Commitments, the Borrower shall pay Revolving Credit Loans (and/or provide cover for LC Exposure as specified in Section 2.04(i)) in an aggregate amount equal to such excess.

              (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Loan Lenders the outstanding principal amount of the Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date:





                     Amended and Restated Credit Agreement

        Principal Payment Date                   Principal Amount
        ----------------------                   ----------------
       September 30, 2000                           $7,500,000
       December 31, 2000                            $7,500,000

       March 31, 2001                               $3,750,000
       June 30, 2001                                $3,750,000
       September 30, 2001                           $3,750,000
       December 31, 2001                            $3,750,000

       March 31, 2002                               $7,500,000
       June 30, 2002                                $7,500,000
       September 30, 2002                           $7,500,000
       December 31, 2002                            $7,500,000

       March 31, 2003                               $7,500,000
       June 30, 2003                                $7,500,000
       September 30, 2003                           $7,500,000
       December 31, 2003                            $7,500,000

       March 31, 2004                               $7,500,000
       June 30, 2004                                $7,500,000
       September 30, 2004                           $7,500,000
       December 31, 2004                            $7,500,000

       March 31, 2005                               $7,500,000
       June 30, 2005                                $7,500,000
       September 30, 2005                           $7,500,000
       December 31, 2005                            $7,500,000

If the initial aggregate amount of the Term Loan Commitments exceeds the aggregate principal amount of Term Loans that are outstanding at the end of the Term Loan Availability Period, then the scheduled repayments of Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

              (c) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Incremental Loan Lenders the principal (if any) of the Incremental Loans of each Series outstanding on the Incremental Loan Commitment Termination Date on the Principal Payment Dates set forth below in installments equal to the percentage of such principal set forth opposite such Principal Payment Date:





                     Amended and Restated Credit Agreement

        Principal Payment Date               Percentage of Applicable
       Falling on or Nearest to:             Incremental Loan Balance
       ------------------------              ------------------------
       March 31, 2001                               1.0000000%
       June 30, 2001                                1.0000000%
       September 30, 2001                           1.0000000%
       December 31, 2001                            1.0000000%

       March 31, 2002                               1.5000000%
       June 30, 2002                                1.5000000%
       September 30, 2002                           1.5000000%
       December 31, 2002                            1.5000000%

       March 31, 2003                               1.5000000%
       June 30, 2003                                1.5000000%
       September 30, 2003                           1.5000000%
       December 31, 2003                            1.5000000%

       March 31, 2004                               2.0000000%
       June 30, 2004                                2.0000000%
       September 30, 2004                           2.0000000%
       December 31, 2004                            2.0000000%

       March 31, 2005                               2.0000000%
       June 30, 2005                                2.0000000%
       September 30, 2005                           2.0000000%
       December 31, 2005                            2.0000000%

       March 31, 2006                               0.0000000%
       June 30, 2006                             Remaining Balance

To the extent not previously paid, all Incremental Loans shall be due and payable on the Incremental Loan Maturity Date.

              (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (e) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof (and, in the case of Incremental Loans, the respective Series thereof) and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.





                     Amended and Restated Credit Agreement

              (f) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

              (g) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

              SECTION 2.09.  PREPAYMENT OF LOANS.

              (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.09. Each prepayment of Term Loans or Incremental Loans shall be applied to the Term Loans and Incremental Loans ratably in accordance with the respective outstanding principal amounts of such Term Loans and Incremental Loans (and, in the case of Incremental Loans, to all Series thereof ratably in accordance with the respective outstanding principal amounts of such Series), and to the installments thereof due on the two Quarterly Dates immediately following the date of such prepayment, in direct order of maturity, and, thereafter, pro rata in accordance with the respective aggregate principal amounts of the Term Loans and Incremental Loans outstanding on the date of such prepayment.

              (b) Mandatory Prepayments. The Borrower shall make prepayments of the Loans hereunder (and reduce the Commitments hereunder) as follows:

              (i) Casualty Events. Upon the date 270 days following the receipt by the Borrower or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower or any of its Restricted Subsidiaries (or upon such earlier date as the Borrower or such Restricted Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(i)), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Available Proceeds committed to be applied are not in fact applied within twelve months of the respective Casualty Event, then such Proceeds shall be applied to the prepayment of Loans, cover for LC Exposure and reduction of





                     Amended and Restated Credit Agreement

       Commitments as provided in this clause (i) at the expiration of such twelve-month period), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (v) of this Section 2.09(b).

              (ii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition, to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by the Borrower or any of its Subsidiaries in cash and, unless the Borrower shall elect to reinvest such Net Cash Payments as provided below, the Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.04(i)), and the Commitments hereunder shall be subject to automatic reduction, as follows:

                     (w) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such Disposition, to the extent received by the Borrower or any of its Subsidiaries in cash on the date of such Disposition; and

                     (x) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent the Borrower or any of its Subsidiaries shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by the Borrower or any of its Subsidiaries pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments of Dispositions, provided that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this clause (x) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Payments (after giving effect to the adjustments provided for in this clause (x)) shall exceed $5,000,000, then the Borrower shall within three Business Days make a prepayment under this clause (x) in an amount equal to such required prepayment.

       Prepayments of Loans (and cover for LC Exposure) and reductions of Commitments shall be effected in each case in the manner and to the extent specified in clause (v) of this Section 2.09(b).

              Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment (or provide cover) pursuant to this Section 2.09(b)(ii) with respect to the Net





                     Amended and Restated Credit Agreement

       Cash Payments from any Disposition in the event that the Borrower advises the Administrative Agent at the time a prepayment is required to be made under the foregoing clauses (w) or (x) that it intends to reinvest such Net Cash Payments into replacement assets pursuant to one or more Capital Expenditures, Logo Acquisition Expenditures or Acquisitions permitted hereunder, so long as:

                     (y) such Net Cash Payments are either (A) placed by the Borrower into a segregated deposit account pending such reinvestment or (B) applied by the Borrower to the prepayment of Revolving Credit Loans hereunder (in which event the Borrower agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by the second paragraph of Section 2.01(a), a portion of the Revolving Credit Commitments equal to the amount of such prepayment gives rise to a Reserved Commitment Amount that shall be available hereunder only for purposes of making Capital Expenditures, Logo Acquisition Expenditures or Acquisitions permitted hereunder or to make prepayments of Loans under clause (z)(B) below), and

                     (z) the Net Cash Payments from any Disposition are in fact so reinvested within twelve months of such Disposition (it being understood that, in the event Net Cash Payments from more than one Disposition are deposited into a segregated deposit account or applied to the prepayment of Revolving Credit Loans as provided in clause (y) above, such Net Cash Payments shall be deemed to be applied (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Cash Payments so held for more than twelve months shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in clause (v) of this Section 2.09(b) and
              (B) any Reserved Commitment Amount that remains so unutilized for twelve months shall be utilized through the borrowing by the Borrower of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in clause (v) of this
              Section 2.09(b)).

              In the event that any Reserved Commitment Amount with respect to any Disposition shall remain unutilized for twelve months and the Borrower shall for any reason not borrow Revolving Credit Loans the proceeds of which are applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided above in this clause (ii), the Revolving Credit Lenders agree (which agreement shall be absolute and unconditional, regardless of whether or not the conditions to a borrowing of Revolving Credit Loans hereunder shall have been satisfied and regardless of the occurrence or continuance of any Event of Default, including any Event of Default described in paragraphs
       (g) or (h) of Article VIII) to purchase participations in the Loans of the Term Loan Lenders and Incremental Loan Lenders in amounts equivalent to the





                     Amended and Restated Credit Agreement
       amount of the respective prepayments that each of such Lenders would have received had such borrowing of Revolving Credit Loans occurred as provided above.

              Anything herein to the contrary notwithstanding, the Borrower shall not be required to make any prepayment pursuant to this clause
       (ii) with respect to the first $20,000,000 of Net Cash Payments.

              (iii) Excess Cash Flow. Not later than the date 100 days after the end of each fiscal year of the Borrower beginning with Excess Cash Flow for the fiscal year ending December 31, 2000, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(i)), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Term Loans and Incremental Loans made during such fiscal year pursuant to Section 2.09(a) (other than that portion, if any, of such prepayments applied to installments of the Term Loans and Incremental Loans falling due in such fiscal year) and, after the payment in full of the Term Loans and Incremental Loans, the aggregate amount of voluntary reductions of Revolving Credit Commitments made during such fiscal year pursuant to Section 2.07(c), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (v) of this Section 2.09(b); provided that if the Total Debt Ratio as of the last day of such fiscal year is less than
       5.00 to 1, the Borrower shall not be required to make a prepayment under this clause (iii) for such fiscal year.

              (iv) Change of Control. Upon the occurrence of any "Change of Control" under and as defined in the Senior Subordinated Notes Indenture or New Senior Subordinated Notes Indenture (or any similar provision in the applicable governing agreement for any Refunding Indebtedness), the Borrower shall prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.04(i)), and the Commitments hereunder shall be automatically terminated.

              (v) Application. Upon the occurrence of any of the events described in the above paragraphs of this Section 2.09(b), the amount of the required prepayment of Loans and reduction of Commitments shall be allocated between the different Classes of Loans and Commitments hereunder by first determining the sum of the outstanding amount of the Term Loans and unutilized Term Loan Commitments (such sum being herein called the "Relevant Term Loan Amount"), and, for each Series of Incremental Loans, the outstanding amount of the Incremental Loans of such Series and the unutilized Incremental Term Loan Commitments of such Series (such sum, for any Series of Incremental Loans, being herein called the "Relevant Incremental Loan Amount" for such Series), and, following such determination, prepaying Loans and reducing Commitments in the following order:

                     (A) first, the unutilized Term Loan Commitments and unutilized Incremental Loan Commitments of each Series shall be reduced ratably in accordance with the Relevant Term Loan Amount and Relevant Incremental Loan Amounts of each Series, and the Term Loans, and Incremental Loans of each





                     Amended and Restated Credit Agreement

              Series, shall be concurrently prepaid in an amount equal to such reduction, provided that if the amount of such prepayment of any Class of Loans shall exceed the aggregate amount of such Class of Loans outstanding on the date of such required prepayment, the excess thereof shall be applied first, ratably to the prepayment (without reduction of Commitments, if any) of the Loans of each other Class of Term Loans and Incremental Loans of any Series, as applicable, outstanding on such date and second, after the prepayment in full of all Term Loans and Incremental Loans, to the prepayment (without reduction of Commitments) of Revolving Credit Loans; and

                     (B) second, after prepayment in full of the outstanding Term Loans and Incremental Loans of each Series (and the reduction in full of all outstanding Term Loan and Incremental Loan Commitments of each Series), to the reduction of Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, together with LC Exposure, exceeds the Revolving Credit Commitments, to the simultaneous prepayment of, first, Revolving Credit Loans, and, second, cover for LC Exposure, in an amount equal to such required reduction of Revolving Credit Commitments).

       Each prepayment of Term Loans and Incremental Loans of any Series shall be applied to the installments of principal thereof ratably in accordance with the respective principal amounts of such installments.

              (c) Notification of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by
Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing of a particular Class, the Administrative Agent shall advise the Lenders holding Loans of such Class of the contents thereof. Each partial prepayment of any Borrowing under paragraph
(a) of this Section 2.09 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.

              (d) Prepayments Accompanied by Interest. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.





                     Amended and Restated Credit Agreement

              SECTION 2.10.  FEES.

              (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 1/2 of 1% on the daily average unused amount of the Revolving Credit Commitments and Term Loan Commitments of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Credit Commitment or Term Loan Commitment terminates; provided that if the sum of the Revolving Credit Loans and Term Loans is greater than 50% of the initial Revolving Credit Commitments and Term Loan Commitments hereunder, the commitment fee shall accrue at a rate per annum equal to 3/8 of 1%.
Accrued commitment fees shall be payable in arrears on each Quarterly Date and, in respect of any Revolving Credit Commitments or Term Loan Commitments, on the date such Revolving Credit Commitments or Term Loan Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (b) The Borrower agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

              (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin used in determining interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder, and

              (ii) to the Issuing Lender (x) a fronting fee, which shall accrue at the rate of 3/16 of 1% per annum on the average daily amount of the LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of Section 2.04, and excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there shall no longer be any Letters of Credit of the Issuing Lender outstanding hereunder, and (y) the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees and fronting fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).





                     Amended and Restated Credit Agreement

              (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Borrower and the Administrative Agent.

              (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

              SECTION 2.11.  INTEREST.

              (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin.

              (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

              (c) Notwithstanding the foregoing, (i) except as otherwise provided in clause (ii) below, during the period when any Default shall have occurred and be continuing for a period of 90 or more days (and the Administrative Agent, acting on the instructions of the Required Lenders, shall have notified the Borrower that the Post-Default Rate shall apply), the principal of all Loans hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the Applicable Margin for Base Rate Loans (the "Post-Default Rate") and (ii) if any principal on any Loan payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the principal of all Loans hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to the Post-Default Rate plus 1%.

              (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan (or the repayment or prepayment in full of the Term Loans or Incremental Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, (iv) all accrued interest on Revolving Credit Loans shall be payable upon termination of the Revolving Credit Commitments.

              (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.





                     Amended and Restated Credit Agreement

              SECTION 2.12. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

              (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

              (b) if such Borrowing is of a particular Class of Loans (including of a particular Series of Incremental Loans), the Administrative Agent is advised by the Required Revolving Credit Lenders, the Required Term Loan Lenders or the Required Incremental Loan Lenders of such Series, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

              SECTION 2.13.  INCREASED COSTS.

              (a)  If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

              (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.





                     Amended and Restated Credit Agreement

              (b) If any Lender or the Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, or such Lender's or the Issuing Lender's holding company, for any such reduction suffered.

              (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph
(a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              (d) Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

              SECTION 2.14. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.





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                                     - 48 -




              In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

              (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over

              (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              SECTION 2.15.  TAXES

              (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior





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                                     - 49 -




to the Borrower making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

              SECTION 2.16. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

              (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such of its offices in New York City as shall be notified to the relevant parties from time to time, except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and the Borrower shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of





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                                     - 50 -




interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

              (c) Except to the extent otherwise provided herein: (i) each borrowing of Loans of a particular Class (including of a particular Series of Incremental Loans) from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 in respect of Commitments of a particular Class (including of a particular Series of Incremental Loans) shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class (including of a particular Series of Incremental Loans) under Section 2.03 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class (including of a particular Series of Incremental Loans) having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments or such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class (including of a particular Series of Incremental Loans) shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; (iv) each payment by the Borrower of interest on Loans of a particular Class (including of a particular Series of Incremental Loans) shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Borrower of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Credit Lenders.

              (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) of such Class and accrued interest thereon than the proportion of such amounts received by any other Lender of any other Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law,





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                                     - 51 -




that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

              (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender entitled thereto (the "Applicable Recipient") hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due.
In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

              (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

              SECTION 2.17.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

              (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations, hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative





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                                     - 52 -




Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lender), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                       Guarantee by Subsidiary Guarantors

              SECTION 3.01. THE GUARANTEE. Each Subsidiary Guarantor hereby jointly and severally guarantees to each Lender, the Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing Lender or the Administrative Agent by the Borrower hereunder or under any other Loan Document, and all obligations of the Borrower to any Lender under any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

              SECTION 3.02. OBLIGATIONS UNCONDITIONAL. The obligations of each Subsidiary Guarantor under Section 3.01 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:





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                                     - 53 -




              (i) at any time or from time to time, without notice to such Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

              (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

              (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

              (iv) any lien or security interest granted to, or in favor of, the Administrative Agent, the Issuing Lender or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Issuing Lender or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

              SECTION 3.03. REINSTATEMENT. The obligations of each Subsidiary Guarantor under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Subsidiary Guarantors agrees that it will indemnify the Administrative Agent, the Issuing Lender and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent, any Lender or the Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

              SECTION 3.04. SUBROGATION. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, the Issuing Lender, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Borrower.





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                                     - 54 -




              SECTION 3.05. REMEDIES. Each Subsidiary Guarantor agrees that, as between such Subsidiary Guarantor and the Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII or Section 2.04(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII or Section 2.04(i), as applicable) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Subsidiary Guarantor for purposes of Section 3.01.

              SECTION 3.06. INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that the Issuing Lender, any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Subsidiary Guarantors in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

              SECTION 3.07.  CONTINUING GUARANTEE.  The guarantee in this
Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

              SECTION 3.08. RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

              For purposes of this Section 3.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of, or ownership interest in, any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent,





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                                     - 55 -




subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Credit Parties exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Credit Parties, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

              SECTION 3.09. GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of
Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         Representations and Warranties

              The Borrower and each Subsidiary Guarantor represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its Subsidiaries, that:

              SECTION 4.01. ORGANIZATION; POWERS. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its organization. The Borrower and each of its Subsidiaries has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

              SECTION 4.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the corporate power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting





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                                     - 56 -




creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

              SECTION 4.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any of its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) except for the Liens created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

              SECTION 4.04.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

              (a) The Borrower has heretofore delivered to the Lenders the following financial statements:

              (i) the audited consolidated balance sheet and statements of earnings (loss), stockholders' deficit and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) as of and for the fiscal year ended December 31,1997, reported on by KPMG Peat Marwick LLP, independent public accountants; and

              (ii) the unaudited consolidated balance sheet and statements of earnings (loss), stockholders' deficit and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) as of and for the fiscal quarter ended March 31, 1998, certified by a Financial Officer of the Borrower.

Such financial statements present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with generally accepted accounting principles, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited statements.

              (b) Since December 31, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole from that set forth in said consolidated financial statements referred to in clause (i) of paragraph (a) above.

              (c) None of the Borrowers nor any of its Subsidiaries has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets as at December 31, 1997 referred to above.





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              (d)  Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Borrower and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.
Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct its business without a Material Adverse Effect.

              SECTION 4.05.  PROPERTIES.

              (a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

              (b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 4.06.  LITIGATION AND ENVIRONMENTAL MATTERS.

              (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Basic Documents or the Transactions.

              (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority





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concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

              (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

              SECTION 4.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 4.08. INVESTMENT AND HOLDING COMPANY STATUS. No Credit Party nor any of their respective subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

              SECTION 4.09. TAXES. Each of the Credit Parties and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

              SECTION 4.11. DISCLOSURE. The Credit Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Credit





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Parties to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents (including, without limitation, the information (other than information in respect of the Martin Acquisition, which is not going to occur) set forth in the Confidential Information Memorandum) or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

              SECTION 4.12. CAPITALIZATION. The authorized capital stock of the Borrower consists, on the date hereof, of an aggregate of 113,510,000 shares consisting of (i) 75,000,000 shares of Class A common stock, with par value of $.001 per share, of which, as of the date hereof, 35,750,028 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable, (ii) 37,500,000 shares of Class B common stock, with par value of $.001 per share, of which, as of the date hereof, 18,117,443 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable, (iii) 10,000 shares of Class A preferred stock, with par value of $638.00 per share, of which, as of the date hereof, 5,719 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and (iv) 1,000,000 shares of undesignated preferred stock, with par value of $.001 per share, of which, as of the date hereof, no shares are issued and outstanding, provided that none of the foregoing figures takes into account any exercise of employee stock options after June 29, 1998. Except as set forth in Schedule 4.12, as of the date hereof, (x) there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

              SECTION 4.13.  MATERIAL AGREEMENTS AND LIENS.

              (a) Schedule 4.13 hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement (other than this Agreement or the Existing Credit Agreement) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and





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the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule
4.13.

              (b) Schedule 4.13 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule 4.13.

              SECTION 4.14.  SUBSIDIARIES.

              (a) Set forth in Schedule 4.14 is a complete and correct list of all of the Subsidiaries of the Credit Parties as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary,
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Restricted Subsidiary or Unrestricted Subsidiary. Except as disclosed in Schedule 4.14, (i) each Credit Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.14, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person. Each Subsidiary identified on said Schedule 4.14 as an "Unrestricted Subsidiary" qualifies as an Unrestricted Subsidiary under the criteria therefor set forth in Section 1.05.

              (b) Except as set forth in Schedule 4.14, as of the date of this Agreement, none of the Restricted Subsidiaries of the Borrower is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.08, other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived and other than the prohibition on the sale, transfer, assignment, mortgage, pledge, encumbrance or other disposition by MIL of its interest in the Missouri Partnership.

                                   ARTICLE V

                                   Conditions

              SECTION 5.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans, and of the Issuing Lender to issue Letters of Credit, hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

              (a) Counterparts of Agreement. The Administrative Agent (or Special Counsel) shall have received from each party hereto either (i) a counterpart of this Agreement





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       signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

              (b) Opinion of Counsel to Credit Parties. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., counsel to the Credit Parties, substantially in the form of Exhibit B, and covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall request (and each Credit Party hereby requests such counsel to deliver such opinion).

              (c) Opinion of Special Counsel. The Administrative Agent shall have received a favorable written legal opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Special Counsel, substantially in the form of Exhibit C (and the Administrative Agent requests Special Counsel to deliver such opinion).

              (d) Corporate Matters. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

              (e) Financial Officer Certificate. The Administrative Agent (or Special Counsel) shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.03.

              (f) Notes. The Administrative Agent (or Special Counsel) shall have received for each Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender.

              (g) Pledge Agreement. The Administrative Agent (or Special Counsel) shall have received (i) from each Credit Party a counterpart of the Pledge Agreement signed on behalf of such Credit Party and (ii) to the extent not previously delivered under the Existing Credit Agreement, the stock certificates identified under the name of such Credit Party in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, each Credit Party shall have taken such other action (including delivering to the Administrative Agent (i) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements and (ii) Uniform Commercial Code Searches) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreement.





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              (h)  Solvency Certificate.  The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower to the effect that, as of the Effective Date and after giving effect to the initial Loans hereunder and to the other Transactions:

                     (i) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries,

                     (ii) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and

                     (iii) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

       Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonable and accurately computed.

              (i) Insurance. The Administrative Agent shall have received a certificate of a Financial Officer setting forth the insurance obtained by the Borrower in accordance with the requirements of Section 6.05 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

              (j) Total Debt Ratio. The Administrative Agent shall have received a certificate of a Financial Officer, in form and detail satisfactory to the Administrative Agent, setting forth the Total Debt Ratio as at the Effective Date (which shall in any event be less than 6.25 to 1).

              (k) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested.

              (l) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

       The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing,





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       the obligations of the Lenders to make Loans, and of the Issuing Lender to issue Letters of Credit, hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 12:00 p.m., New York City time, on July 31, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

              SECTION 5.02. INCREMENTAL LOAN BORROWINGS. The obligation of each Incremental Loan Lender to make an Incremental Loan on the occasion of any Borrowing is subject to the receipt by the Administrative Agent of evidence satisfactory to it that after giving effect to such Borrowing and the other transactions that are to occur on the date of such Borrowing (under the assumption that such Borrowing and such other transactions had been consummated on the first day of the respective periods for which calculations are to be made under the covenants set forth in Section 7.09), the Borrower would have been in compliance with the applicable provisions of Section 7.09, and a Financial Officer shall have delivered a certificate to the foregoing effect to the Administrative Agent.

              SECTION 5.03. EACH EXTENSION OF CREDIT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

              (a) Representations and Warranties. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

              (b) No Defaults. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

              (c) Consummation of Acquisition. To the extent that the proceeds of such Loans are being applied to finance in whole or in party any Acquisition that is not permitted under Section 7.04(e) (and that, therefore, is being consummated with the consent of the Required Lenders), evidence that such Acquisition shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the respective acquisition agreement (it being understood that any modifications, supplements or waivers thereof, or written consents or determinations made by the parties thereto, that shall affect in any material respect the provisions of such acquisition shall have been consented to by the Required Lenders), and the Administrative Agent shall have received a certificate of a Financial Officer to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing of such Acquisition. In addition, the Administrative Agent shall have





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       received copies of the legal opinions delivered to the Borrower pursuant to such acquisition agreement in connection with such Acquisition.

Each Borrowing Request, or request for issuance, amendment, renewal or extension of a Letter of Credit, shall be deemed to constitute a representation and warranty by the Borrower (both as of the date of such Borrowing Request, or request for issuance, amendment, renewal or extension, and as of the date of the related Borrowing or issuance, amendment, renewal or extension) as to the matters specified in paragraphs (a) and (b) of this Section 5.03.

                                   ARTICLE VI

                             Affirmative Covenants

              Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

              SECTION 6.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent and each Lender:

              (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower:

                     (i) consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) for such fiscal year and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year,

                     (ii) an opinion of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries (and of the Borrower and its Restricted Subsidiaries, as the case may be) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with Section 7.09, insofar as such Section relates to accounting matters, and





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                     (iii)  a certificate of a Financial Officer stating that
              said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial condition and results of operations of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

              (b) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower (other than the fiscal year ending December 31, 1996):

                     (i) consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year),

                     (ii) a certificate of a Financial Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries (and of the Borrower and its Restricted Subsidiaries, as the case may be) and that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial condition and results of operations of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

              (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.09 and
       (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

              (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial





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       statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

              (e) promptly after the same become publicly available, copies of all registration statements, regular periodic reports and press releases filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

              (f) promptly upon the mailing thereof to the shareholders of the Borrower generally or to the holders of the Senior Subordinated Notes or the New Senior Subordinated Notes (or any Refunding Indebtedness) or Senior Secured Notes generally, copies of all financial statements, reports and proxy statements so mailed; and

              (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

In addition, the Borrower will arrange a meeting with the Lenders at a site reasonably convenient to the parties and acceptable to the Administrative Agent, at least once during each fiscal year (but in any event with a period of no more than fifteen months between meetings), at which the Borrower will report upon its financial condition, business and operations and have senior officers available to answer questions of the Lenders regarding such financial condition, business and operations.

              SECTION 6.02. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

              (a)  the occurrence of any Default;

              (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

              (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

              (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or





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development requiring such notice and any action taken or proposed to be taken with respect thereto.

              SECTION 6.03. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.04.

              SECTION 6.04. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 6.05.  MAINTENANCE OF PROPERTIES; INSURANCE.   The
Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

              SECTION 6.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower, in consultation with the Administrative Agent, will arrange for a meeting to be held at least once every year with the Lenders hereunder at which the business and operations of the Borrower and its Restricted Subsidiaries are discussed.

              SECTION 6.07. FISCAL YEAR. To enable the ready and consistent determination of compliance with the covenants set forth in Section 7 hereof, the Credit Parties will not change the last day of their fiscal year from December 31 of each year, or the last day of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

              SECTION 6.08. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so,





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individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 6.09. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans will be used only for the refinancing of existing Indebtedness, for Capital Expenditures, Logo Acquisition Expenditures and Acquisitions permitted hereunder, for expenses incurred in connection with the foregoing transactions and for general corporate purposes. The proceeds of the Term Loans not applied to the continuation on the Effective Date of Loans under the Existing Credit Agreement (as contemplated by Section 2.01(d)) shall be applied to the payment of expenses incurred in connection with this Agreement and for general corporate purposes. The proceeds of the Incremental Loans will be used only for Logo Acquisition Expenditures and Acquisitions permitted hereunder and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

              SECTION 6.10. CERTAIN OBLIGATIONS RESPECTING RESTRICTED SUBSIDIARIES AND COLLATERAL SECURITY.

              (a) Subsidiary Guarantors. In the event that the Borrower shall form or acquire any new Subsidiary (other than an Unrestricted Subsidiary or an Inactive Subsidiary) after the date hereof, the Borrower will, and will cause each of its Restricted Subsidiaries to, cause such new Subsidiary within five Business Days of such formation or acquisition:

              (i) to execute and deliver to the Administrative Agent a Joinder Agreement (and thereby to become a party to this Agreement, as a "Subsidiary Guarantor" hereunder, and to the Pledge Agreement, as a "Securing Party" thereunder) and to pledge and grant to the Administrative Agent for the benefit of the Lenders hereunder a security interest in any property owned by it that is of the type included in the definition of "Collateral" under the Pledge Agreement;

              (ii) to take such action (including delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the Pledge Agreement on such Collateral under the Pledge Agreement; and

              (iii) to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by each Subsidiary Guarantor pursuant to Section 5.01 upon the Effective Date or as the Administrative Agent shall have reasonably requested.

              Without limiting the generality of the foregoing, (x) the Borrower shall cause any Subsidiary that becomes a guarantor in respect of any Senior Subordinated Notes or New Senior Subordinated Notes (or in respect of any Refunding Indebtedness), to immediately become a Subsidiary Guarantor hereunder in compliance with the provisions of the preceding paragraph, whether or not such Subsidiary is otherwise required to be a Subsidiary Guarantor hereunder and





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(y) in the event that the Borrower intends to request of the trustees under the
Senior Subordinated Notes Indentures or the New Senior Subordinated Notes Indentures that any Restricted Subsidiary be released from its Guarantees of the Senior Subordinated Notes and the New Senior Subordinated Notes pursuant to the Senior Subordinated Notes Indentures and the New Senior Subordinated Notes Indentures then, so long as at the time of such request no Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to (and, at the request of the Borrower, shall) release such Relevant Subsidiary from its obligations as a Guarantor hereunder and from its obligations (if any) as a "Securing Party" under the Security Documents (it being understood that the Administrative Agent may condition the effectiveness of such release upon the delivery to the trustee under the Senior Secured Notes Indentures of the documents required pursuant to Section 10.05 thereof to effect the release of such Restricted Subsidiary from its Guarantee thereunder).

              (b) Ownership of Restricted Subsidiaries. The Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any Restricted Subsidiary on the date hereof (or, in the case of any newly formed or newly acquired Subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to the Borrower or another Restricted Subsidiary. In the event that any additional shares of stock shall be issued by any Restricted Subsidiary, the respective holder of such shares of stock shall forthwith deliver to the Administrative Agent pursuant to the Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement.

                                  ARTICLE VII

                               Negative Covenants

              Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Parties covenant and agree with the Lenders that:

              SECTION 7.01. INDEBTEDNESS. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

              (a)  Indebtedness created hereunder;

              (b) Indebtedness in respect of notes issued by the Borrower after the date hereof so long as (i) no Default exists at the time of such issuance or would result therefrom, (ii) such Indebtedness (and any Guarantees of Subsidiaries in respect of such Indebtedness) is subordinated upon terms no less favorable (from the standpoint of the holders of "Senior Indebtedness" under and as defined in the Senior Subordinated Notes Indentures) than the terms of subordination set forth in the Senior Subordinated Notes Indentures, (iii) the scheduled amortization of such notes (whether by sinking fund payments, mandatory





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       redemptions or repurchases or otherwise) shall not be earlier than the later of six months after the Incremental Term Loan Maturity Date and the maturity date of the then latest-maturing Senior Subordinated Notes or any other New Senior Subordinated Notes, (iv) the covenants, events of default and mandatory prepayment requirements (whether by sinking fund payments, mandatory redemptions or repurchases or otherwise) of the Refunding Indebtedness are not more restrictive than the corresponding provisions of the Senior Subordinated Notes Indentures, (v) after giving effect to the issuance of such notes the Borrower shall be in compliance with Section 7.09 (the determination of such compliance to be calculated on a pro forma basis as if such notes had been issued as of the first day of the period of four fiscal quarters most recently ended prior to the date of such issuance) and (vi) the Borrower furnishes to the Administrative Agent on the date of such issuance a certificate of a Financial Officer demonstrating in reasonable detail compliance with the foregoing conditions;

              (c)  Indebtedness existing on the date hereof and set forth in
       Schedule 7.01 and (x) in the case of any such Indebtedness (other than the Senior Subordinated Notes), any extension, renewal, refunding or replacement of such Indebtedness that does not increase the principal amount of such Indebtedness outstanding on the date hereof and (y) in the case of the Senior Subordinated Notes, (A) any extension or renewal thereof so long as such Senior Subordinated Notes, as so extended or renewed, would have been permitted to be issued on the date of such extension or renewal under paragraph (b) above and (B) any refunding or replacement thereof from the proceeds of New Senior Subordinated Notes issued in accordance with paragraph (b) above that does not increase the principal amount of such Indebtedness outstanding on the date of such refunding or replacement;

              (d) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

              (e)  Guarantees permitted under Section 7.03;

              (f) Indebtedness of the Borrower under Equity Hedging Arrangements, so long as the aggregate maximum contingent or potential liability thereunder shall not on any date exceed $12,000,000 minus the aggregate amount in fact paid by the Borrower under all Equity Hedging Arrangements during the period commencing on the date hereof and ending on such date; and

              (g) additional Indebtedness of the Borrower or any Restricted Subsidiary (determined on a consolidated basis without duplication in accordance with GAAP) in an aggregate principal amount up to but not exceeding $25,000,000 at any one time outstanding.

              SECTION 7.02. LIENS. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:





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              (a)  Liens created under the Security Documents;

              (b) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in
       Schedule 7.02, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

              (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or (in the case of property taxes and assessments not exceeding $250,000 in the aggregate more than 90 days overdue) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

              (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under
       Section 8(j) hereof;

              (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

              (f) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of the Borrower and its Restricted Subsidiaries or interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

              (h) additional Liens upon real and/or personal Property created after the date hereof provided that the aggregate amount of obligations secured thereby shall not exceed $20,000,000;

              (i) Liens consisting of bankers' liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letters of credit drawings; and





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              (j)  Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary, provided that (i) such Liens secure Indebtedness permitted by Section 7.01(g), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary.

              SECTION 7.03.  CONTINGENT LIABILITIES.

              (a) The Borrower will not, and will not permit any Restricted Subsidiary to, Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

              (i) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

              (ii) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that the aggregate amount of such Guarantees by the Borrower and its Restricted Subsidiaries of obligations of Unrestricted Subsidiaries, together with any Investments permitted under Section 7.05(a)(i), shall not exceed $25,000,000;

              (iii) Guarantees in effect on the date hereof which are disclosed in Schedule 7.03, any replacements thereof in amounts not exceeding such Guarantees and any additions thereto, provided the additions thereto do not exceed $7,500,000 outstanding in the aggregate;

              (iv)  Surety Bonds, subject, however, to the limits set forth in
       Section 7.03(b);

              (v) all transactions with or for the benefit of Affiliates that are expressly permitted under the proviso in Section 7.07; and

              (vi)  obligations in respect of Letters of Credit.

              (b) The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, incur or suffer to exist any obligations (contingent or otherwise) with respect to any Surety Bonds on behalf of Affiliates in an aggregate face amount (as to the Borrower and the Restricted Subsidiaries taken together) exceeding $10,000,000 at any time outstanding.

              SECTION 7.04. FUNDAMENTAL CHANGES. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any





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person except for purchases of inventory and other property to be sold or used in the ordinary course of business, Investments permitted under Section 7.05 and Capital Expenditures permitted under Section 7.09(e). The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business and (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms).

              Notwithstanding the foregoing provisions of this Section 7.04:

              (a) any Restricted Subsidiary may be merged or consolidated with or into any other Restricted Subsidiary; provided that if any such transaction shall be between a Restricted Subsidiary and a Wholly Owned Restricted Subsidiary of the Borrower, the Wholly Owned Restricted Subsidiary shall be the continuing or surviving corporation;

              (b) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any Wholly Owned Restricted Subsidiary of the Borrower;

              (c) the capital stock of any Restricted Subsidiary may be sold, transferred or otherwise disposed of to the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower;

              (d) the Borrower or any of its Restricted Subsidiaries may sell assets (including, without limitation, capital stock issued by any of their respective Subsidiaries) for fair market value provided that (i) the aggregate amount of Disposition Investments and other non-cash proceeds (valued at the fair market value thereof determined in good faith by the Board of Directors of the Borrower) received by the seller in the sale of any asset shall not exceed 15% of the total sales price for such asset (including (A) the amount of liabilities, if any, assumed as a portion of the sales price and (B) the amount of any repayment by the seller of the principal of Indebtedness to the extent that (X) such Indebtedness is secured by a Lien on such asset and (Y) the seller is required by the transferee of (or holder of a Lien on) such assets to repay such principal as a condition to the purchase of such asset) and
       (ii) no more than 10% of EBITDA for any fiscal year of the Borrower shall be attributable to all such assets so sold in the following fiscal year of the Borrower;

              (e) the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower may acquire any business, and the related assets, of any other Person including of an Unrestricted Subsidiary (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), so long as:

                     (i) such Acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related





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              assets, are owned either by the Borrower or a Wholly Owned
              Restricted Subsidiary of the Borrower and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Wholly Owned Restricted Subsidiary of the Borrower, such Wholly Owned Restricted Subsidiary shall be the continuing or surviving entity;

                     (ii) such Acquisition (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Restricted Subsidiary of the Borrower;

                     (iii) after giving effect to such Acquisition the Borrower shall be in compliance with Section 7.09 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of the Borrower and its Restricted Subsidiaries are available, under the assumption that such Acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such Acquisition) and, in the event that the aggregate amount of expenditures in respect of such Acquisition and of all prior Acquisitions not covered by a certificate delivered under this subclause (iii) shall exceed $20,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (iii); and

                     (iv) immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing;

              (f) the Borrower or any Restricted Subsidiary of the Borrower may effect any Logo Acquisition Expenditure with respect to a logo franchise, so long as the aggregate amount of such expenditures (determined in good faith by the Board of Directors of the Borrower at the time such expenditures commence) shall not exceed $50,000,000; and

              (g) the Borrower and its Restricted Subsidiaries may dispose of any one or more outdoor properties in exchange for one or more other outdoor properties (including logo signage businesses), so long as the percentage of the aggregate EBITDA attributable to the properties so disposed of during any single fiscal year does not exceed 10% of the aggregate EBITDA of the Borrower and its Restricted Subsidiaries for the most recently-ended fiscal year (such EBITDA to be determined for these purposes without giving effect to the last paragraph of the definition of such term in Section 1.01).





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              SECTION 7.05.  INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND
ACQUISITIONS; HEDGING AGREEMENTS.

              (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investment, except:

              (i) Investments by the Borrower and its Restricted Subsidiaries in Subsidiaries (including Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Subsidiary), provided that the aggregate amount of any such Investments (including Guarantees) by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries after the date hereof (net of returns on such Investments after the date hereof) shall not exceed $100,000,000 and no such Investment may be made at any time that a Default exists or if a Default would result therefrom;

              (ii)  Permitted Investments;

              (iii)  operating deposit accounts with banks;

              (iv) Disposition Investments received in connection with any Disposition permitted under Section 7.04(d) or any Disposition to which the Lenders shall have consented in accordance with Section 10.02;

               (v) Investments in Affiliates not exceeding $5,000,000 at any one time outstanding;

              (vi)  Investments in Affiliates described in, and permitted by,
       Section 7.07 (other than clause (iii) of the proviso to Section 7.07);
       and

              (vii) additional Investments in Persons that are not Affiliates up to but not exceeding $75,000,000 in the aggregate at any one time outstanding, provided that no such Investment may be made at any time that a Default exists or if a Default would result therefrom.

              (b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

              SECTION 7.06. DIVIDEND PAYMENTS. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make any Dividend Payment at any time; provided, however, that the Borrower may declare and make Dividend Payments in cash (including, without limitation, Dividend Payments to Affiliates), subject to the satisfaction of each of the following conditions on the date of such Dividend Payment and after giving effect thereto:





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              (i)  no Default shall have occurred and be continuing (except that to the extent the Dividend Payments made during any single fiscal year do not exceed $500,000, such Dividend Payments may be made notwithstanding that a Default under Section 8(c) or 8(d) exists, so long as no other Default shall have occurred and be continuing);

              (ii) the aggregate amount of Dividend Payments made during any fiscal year shall not exceed the greater of (A) $500,000 and (B) the lesser of (x) the portion of Excess Cash Flow for the immediately preceding fiscal year not required to be applied to the prepayment of Loans, cover for LC Exposure and reductions of Commitments hereunder pursuant to Section 2.09(b)(iii) and (y) $10,000,000 minus the amount of any Dividend Payments made during such fiscal year pursuant to the next paragraph;

              (iii) prior to declaring or making any such Dividend Payment during any fiscal year, the Borrower shall have prepaid the Loans and provided cover for LC Exposure to the extent required pursuant to
       Section 2.09(b)(iii) with respect to Excess Cash Flow for the immediately preceding fiscal year; and

              (iv) the Borrower shall have delivered to each Lender, at least 10 Business Days (but not more than 20 Business Days) prior to the date of the proposed Dividend Payment, a certificate of the chief financial officer of the Borrower setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate.

              Notwithstanding the foregoing, (x) the Borrower may make Dividend Payments consisting of the retirement of employee stock options and other Equity Rights upon the death, retirement or termination of employment of officers and employees in an aggregate amount in any fiscal year not exceeding $1,000,000, so long as at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing and (y) the Borrower may enter into Equity Hedging Arrangements, so long as the aggregate maximum contingent or potential liability thereunder shall not on any date exceed $12,000,000 minus the aggregate amount in fact paid by the Borrower under all Equity Hedging Arrangements during the period commencing on the date hereof and ending on such date.

              Nothing herein shall be deemed to prohibit the payment of any dividend or distribution by any Subsidiary of the Borrower so long as such dividends or distributions are declared and paid ratably to the shareholders, partners and other equity holders of such Subsidiary.

              SECTION 7.07. TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate unless such transaction is effected in the ordinary course of business and the fair market value of such property transferred, sold, leased, assigned or otherwise disposed of in any transaction or series of related transactions is less than or equal to $250,000; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate unless such purchase or acquisition is effected in the ordinary





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course of business, the fair market value of such property purchased or acquired in any transaction or series of related transactions is less than or equal to $250,000 and the consideration paid in connection therewith does not exceed fair market value; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) unless such transaction is effected in the ordinary course of business, the goods, services, obligations or other consideration that is the subject of such transaction has a fair market value (or other appropriate value determined by reference to similar transactions conducted on an arms' length basis) less than or equal to $250,000 and the consideration received (or paid) by the Borrower or the relevant Restricted Subsidiary, as the case may be, is not less than (if received) or more than (if paid) the consideration that would be received or paid, as the case may be, in a comparable transaction effected on an arms' length basis with a Person that is not an Affiliate; provided that:

              (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Borrower or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity;

              (ii) the Borrower and its Restricted Subsidiaries may engage in and continue the transactions with or for the benefit of Affiliates which are described in Schedule 7.07;

              (iii) the Borrower and its Restricted Subsidiaries may make Acquisitions of Affiliates so long as (x) the consideration paid in connection therewith does not exceed fair market value, as determined by the disinterested members of the board of directors of the Borrower, (y) in the case of Acquisitions involving consideration valued in excess of $1,000,000, the Borrower or Restricted Subsidiary, as the case may be, shall have delivered a certificate of an independent appraiser to such effect and (z) the aggregate amount of consideration for all such Acquisitions after the date hereof does not exceed $5,000,000;

              (iv) the Borrower and its Restricted Subsidiaries may enter into and be obligated with respect to site leases (and renewals and extensions thereof) entered into in the ordinary course of business, so long as the Affiliates benefiting from such site leases pay (or reimburse the Borrower or the Restricted Subsidiaries for) their fair share of the expenses thereunder and such site leases are otherwise no less favorable to the Borrower and its Restricted Subsidiaries than a comparable transaction effected on an arms' length basis with a Person that is not an Affiliate; and

              (v) the Borrower and its Restricted Subsidiaries may enter into and continue agreements to provide management services to Affiliates, warehouse leases and contracts for the sale of outdoor advertising services, in the form customarily entered into, and Surety Bond and insurance programs, in each case referred to in this clause (v) in the ordinary course of business and in which Affiliates are co-obligors and co-beneficiaries, provided that all such Affiliates agree to reimburse the Borrower and each Restricted Subsidiary for their fair share of rent, premiums, deposits and other payments required to be made under any such agreement or program.





                     Amended and Restated Credit Agreement

              SECTION 7.08. RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

              SECTION 7.09.  CERTAIN FINANCIAL COVENANTS.

              (a) Total Debt Ratio. The Borrower will not permit the Total Debt Ratio at any time during any period below to exceed the ratio set opposite such period below:

                       Period                                  Ratio
                       ------                                  -----
           From the Effective Date                            6.50 to 1
             through November 30, 1999

           From December 01, 1999                             6.25 to 1
             through December 30, 2000

           From December 31, 2000                             6.00 to 1
             through December 30, 2001

           From December 31, 2001                             5.75 to 1
             and at all times thereafter





                     Amended and Restated Credit Agreement

              (b) Senior Debt Ratio. The Borrower will not permit the Senior Debt Ratio at any time during the period below to exceed the ratio set opposite such period below:

                         Period                                   Ratio
                         ------                                   -----
             From the Effective Date                            4.50 to 1
               through November 30, 1999

             From December 01, 1999                             4.00 to 1
               through December 30, 2000

             From December 31, 2000                             3.50 to 1
               through December 30, 2001

             From December 31, 2001                             3.00 to 1
               and at all times thereafter

              (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio at any time during the period below to be less than the ratio set opposite such period below:

                     Period                                       Ratio
                     ------                                       -----
             From the Effective Date                            1.70 to 1
               through November 30, 1998

             From December 01, 1998                             1.80 to 1
               through December 30, 1999

             From December 31, 1999                             2.00 to 1
               through December 30, 2000

             From December 31, 2000                             2.10 to 1
               and at all times thereafter

              (d) Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio as at the last day of any fiscal quarter to be less than 1.05 to 1.

              SECTION 7.10. LINES OF BUSINESS. Neither the Borrower nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity which would cause earnings from outdoor advertising, out-of-home media, logo signage and other activities reasonably ancillary thereto to constitute less than 80% of EBITDA for any period.

              SECTION 7.11.  SUBORDINATED INDEBTEDNESS.  Except as permitted by
Section 7.01(c), the Borrower will not, nor will it permit any of its Restricted Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other





                     Amended and Restated Credit Agreement
amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness.

              SECTION 7.12. MODIFICATIONS OF CERTAIN DOCUMENTS. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Senior Subordinated Notes or (after the issuance thereof in accordance with the requirements of Section 7.01(b)) any New Senior Subordinated Notes (or any Refunding Indebtedness) without the prior consent of the Required Lenders, provided that, subject to the last paragraph of Section 6.10(a), the Borrower may supplement the Senior Subordinated Notes Indentures or the New Senior Subordinated Notes Indentures in order to add or delete Subsidiaries as guarantors thereunder as required or permitted by the terms thereof without the prior consent of the Required Lenders. Without limiting the generality of the foregoing, except for Guarantees by Restricted Subsidiaries of the Borrower required by the Senior Subordinated Notes Indentures or the New Senior Subordinated Notes Indentures, as the case may be, the Borrower will not permit any Restricted Subsidiary to Guarantee any other Subordinated Indebtedness without the prior consent of the Required Lenders.


                                  ARTICLE VIII

                               Events of Default

              If any of the following events ("Events of Default") shall occur:

              (a) the Borrower shall fail to pay any principal of, or interest on, any Loan or any reimbursement obligation in respect of any LC Disbursement, or any fee or other amount payable under this Agreement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

              (b) any representation or warranty made or deemed made by or on behalf any Credit Party in or in connection with this Agreement, any of the other Basic Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Basic Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

              (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the Borrower's existence), 6.09 or 6.10 or in Article VII (other than
       Section 7.07 or 7.10);

              (d) the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (b) or (c) of this Article) or any other Loan Document, and such failure shall





                     Amended and Restated Credit Agreement
       continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

              (e) the Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

              (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Restricted Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

              (h) the Borrower or any of its Restricted Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

              (i) the Borrower or any of its Restricted Subsidiaries shall become unable, admit in writing or fail generally to pay its debts as they become due;

              (j) a final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $20,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by a one or more courts, administrative tribunals or other bodies having jurisdiction against





                     Amended and Restated Credit Agreement
       the Borrower or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or the relevant Restricted Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

              (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

              (l) A reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries of (or there shall have been asserted against the Borrower or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

              (m)  any of the following events shall occur and be continuing:

                     (i) the capital stock of the Borrower owned directly or indirectly by Kevin P. Reilly, Sr., his wife, his children, his grandchildren, trusts of which he, his wife, his children and his grandchildren are the sole beneficiaries and for which one or more of such individuals are the sole trustee(s) and any Qualified Reilly Partnership shall (on a fully diluted basis after giving effect to the exercise of any outstanding rights or options to acquire capital stock of the Borrower) cease to constitute either (x) at least 20% of the aggregate equity capital of the Borrower or (y) at least such percentage of the aggregate voting stock of the Borrower as is sufficient at all to times elect a majority of the Board of Directors of the Borrower;

                     (ii) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Kevin P. Reilly, Sr. and any of the other permitted holders referred to in clause (i) above shall (x) acquire or own, directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate equity capital of the Borrower, or more than 20% of the ordinary voting power represented by the issued and outstanding voting capital stock of the Borrower, or (y) acquire direct or indirect Control of the Borrower; or





                     Amended and Restated Credit Agreement

                     (iii) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall be occupied by Persons who were neither (x) nominated by the board of directors of the Borrower nor (y) appointed by directors so nominated;

              (n) Any of the following shall occur: (i) the Liens created by the Pledge Agreement shall at any time (other than by reason of the Administrative Agent relinquishing possession of certificates evidencing shares of stock of Subsidiaries pledged thereunder) cease to constitute valid and perfected Liens on the Collateral (as defined therein) intended to be covered thereby; (ii) except for expiration in accordance with its terms, the Pledge Agreement shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of the Pledge Agreement shall be contested by any Credit Party; or

              (o) Any Subsidiary Guarantor shall assert that its obligations hereunder or under the Security Documents shall be invalid or unenforceable;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                            The Administrative Agent

              Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.





                     Amended and Restated Credit Agreement

              Chase shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though Chase were not the Administrative Agent, and Chase and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Administrative Agent hereunder.

              The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries that is communicated to or obtained by Chase or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or, if provided herein, with the consent or at the request of the Required Revolving Credit Lenders, the Required Term Loan Lenders or the Required Incremental Loan Lenders, or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

              The Administrative Agent shall not, except to the extent expressly instructed by the Required Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document.

              The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be





                     Amended and Restated Credit Agreement
counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

              The Administrative Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

              Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

              Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.





                     Amended and Restated Credit Agreement

                                   ARTICLE X

                                 Miscellaneous

              SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to the Borrower, to it at 5551 Corporate Boulevard, Baton Rouge, Louisiana, 70896, Attention of Keith Istre (Telecopy No. (504) 923-0658);

              (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of John Haltmaier (Telecopy No. 212-270-4584); and

              (c) if to any Lender (including to Chase in its capacity as the Issuing Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

              SECTION 10.02.  WAIVERS; AMENDMENTS.

              (a) No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

              (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower





                     Amended and Restated Credit Agreement
and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

              (i) increase the Commitment of any Lender without the written consent of such Lender;

              (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

              (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or postpone the ultimate expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

              (iv) change Section 2.09 in a manner that would alter the application of prepayments thereunder, or change Section 2.16(b), (c) or
       (d) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Lender;

              (v) alter the rights or obligations of the Borrower to prepay Loans without the written consent of each Lender;

              (vi) change any of the provisions of this Section 10.02 or the definition of "Required Lenders", "Required Revolving Credit Lenders", "Required Term Loan Lenders", "Required Incremental Loan Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

              (vii) release any Significant Subsidiary Guarantor from its obligations in respect of its Guarantee under Article III, without the written consent of each Lender except in connection with the disposition of all of the shares of capital stock of a Subsidiary Guarantor in a transaction permitted hereunder or as to which the Required Lenders have consented; or

              (viii) waive any of the condition precedent specified in Section 5.01;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be.

              Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at





                     Amended and Restated Credit Agreement
some later time) of enabling the Borrower to satisfy a condition precedent to the making of Revolving Credit Loans, Term Loans or Incremental Loans of any Series shall be effective against the Revolving Credit Lenders, Term Loan Lenders or Incremental Loan Lenders of such Series, respectively, unless the Required Revolving Credit Lenders, Required Term Loan Lenders or Required Incremental Loan Lenders of such Series, respectively, shall have concurred with such waiver or modification.

              (c) Neither the Pledge Agreement nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties party thereto, and by the Administrative Agent with the consent of the Required Lenders, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Pledge Agreement) release all or any substantial part of the collateral or otherwise terminate all or any substantial part of the Liens under the Pledge Agreement, agree to additional obligations being secured by such collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by the Pledge Agreement, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Pledge Agreement, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

              SECTION 10.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.

              (a) The Credit Parties jointly and severally agree to pay, or reimburse the Administrative Agent or Lenders for paying, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for such Administrative Agent, Issuing Lender or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any





                     Amended and Restated Credit Agreement
security interest contemplated by any Security Document or any other document referred to therein.

              (b) The Credit Parties jointly and severally agree to indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of their subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and nonappealable judgment to have) resulted from the gross negligence or willful misconduct of such Indemnitee.

              (c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or
(b) of this Section 10.03, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Issuing Lender under paragraph (a) or (b) of this
Section 10.03, each Revolving Credit Lender severally agrees to pay to the Issuing Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

              (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan





                     Amended and Restated Credit Agreement

Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

              (e) All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

              SECTION 10.04.  SUCCESSORS AND ASSIGNS.

              (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

              (i) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender, the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Lender) and the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld);

              (ii) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

              (iii) each partial assignment of any Class of Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations of such Class of Commitments or Loans under this Agreement,

              (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that (x) no such fee shall be payable in the case of an assignment to another Lender or an Affiliate (or Approved Fund) of a Lender and (y) in the case of contemporaneous assignments by a Lender to more than one fund managed by the same





                     Amended and Restated Credit Agreement
       investment advisor (which funds are not then Lenders), only a single $3,500 fee shall be payable for all such contemporaneous assignments, and

              (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing.

              Upon acceptance and recording pursuant to paragraph (d) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a





                     Amended and Restated Credit Agreement

"Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b), or the first provision to Section 10.02(c), that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04.

              (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.15(e) as though it were a Lender.

              (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

              (h) Anything in this Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any Affiliates or Subsidiaries of the Borrower without the prior consent of each Lender.

              SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder,





                     Amended and Restated Credit Agreement
and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

              SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

              SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

              SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.
The rights of each Lender under this Section 10.08 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.





                     Amended and Restated Credit Agreement

              SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

              (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

              (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section
10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

              SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 10.10.





                     Amended and Restated Credit Agreement

              SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 10.12. RELEASE OF COLLATERAL AND GUARANTEES. The Administrative Agent and the Lenders agree that if all of the capital stock of any Subsidiary that is owned by the Borrower and its Subsidiaries is sold to any Person as permitted by the terms of this Agreement and the Pledge Agreement, or if any Subsidiary is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary is not the continuing or surviving corporation, the Administrative Agent shall, upon request of the Borrower (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent or any Lender may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), terminate the Guarantee of such Subsidiary under Article III and authorize the Administrative Agent to release the Lien created by the Pledge Agreement on any capital stock of such Subsidiary.

              SECTION 10.13. SUCCESSOR FACILITY. This Agreement is intended to be a successor to the Existing Credit Agreement and to constitute the "Senior Credit Facility" under and for all purposes of each of the Senior Subordinated Notes Indentures.





                     Amended and Restated Credit Agreement

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                               LAMAR ADVERTISING COMPANY


                               By:/s/ Keith Istre
                                  -----------------------------------------
                                  Title: Chief Financial Officer

                               SUBSIDIARY GUARANTORS

                               INTERSTATE LOGOS, INC.
                               THE LAMAR CORPORATION
                               LAMAR ADVERTISING OF MOBILE, INC.
                               LAMAR ADVERTISING OF COLORADO
                                 SPRINGS, INC.
                               LAMAR ADVERTISING OF SOUTH
                                 MISSISSIPPI, INC.
                               LAMAR ADVERTISING OF JACKSON, INC.
                               LAMAR TEXAS GENERAL PARTNER, INC.
                               LAMAR ADVERTISING OF SOUTH
                                 GEORGIA,  INC.
                               LAMAR TENNESSEE LIMITED PARTNER, INC.
                               TLC PROPERTIES, INC.
                               TLC PROPERTIES II, INC.
                               LAMAR PENSACOLA TRANSIT, INC.
                               LAMAR ADVERTISING OF
                                 YOUNGSTOWN, INC.
                               NEBRASKA LOGOS, INC.
                               OKLAHOMA LOGO SIGNS, INC.
                               MISSOURI LOGOS, INC.
                               OHIO LOGOS, INC.
                               UTAH LOGOS, INC.
                               TEXAS LOGOS, INC.
                               MISSISSIPPI LOGOS, INC.
                               GEORGIA LOGOS, INC.
                               SOUTH CAROLINA LOGOS, INC.
                               VIRGINIA LOGOS, INC.
                               MINNESOTA LOGOS, INC.
                               MICHIGAN LOGOS, INC.
                               NEW JERSEY LOGOS, INC.
                               FLORIDA LOGOS, INC.
                               KENTUCKY LOGOS, INC.
                               NEVADA LOGOS, INC.





                     Amended and Restated Credit Agreement

                               TENNESSEE LOGOS, INC.
                               KANSAS LOGOS, INC.
                               LAMAR ADVERTISING OF
                                 HUNTINGTON - BRIDGEPORT, INC.
                               LAMAR ADVERTISING OF PENN, INC.
                               LAMAR ADVERTISING OF MISSOURI, INC.
                               LAMAR ADVERTISING OF MICHIGAN, INC.
                               LAMAR ELECTRICAL, INC.
                               LAMAR ADVERTISING OF SOUTH
                                 DAKOTA, INC.


                               By:/s/ Keith Istre
                                  ----------------------------------------------
                                  Title: Chief Financial Officer


                               LAMAR TEXAS LIMITED PARTNERSHIP

                               By: Lamar Texas General Partner, Inc.,
                                     its general partner


                               By: /s/ Keith Istre
                                  ----------------------------------------------
                                  Title: Chief Financial Officer

                               LAMAR TENNESSEE LIMITED PARTNERSHIP
                               LAMAR TENNESSEE LIMITED
                                 PARTNERSHIP II

                               By:  The Lamar Corporation, their general partner


                               By: /s/ Keith Istre
                                  ----------------------------------------------
                                  Title: Chief Financial Officer

                               LAMAR AIR, L.L.C.

                               By:  The Lamar Corporation, its manager


                               By: /s/ Keith Istre
                                  ----------------------------------------------
                                  Title: Chief Financial Officer





                     Amended and Restated Credit Agreement

                               TLC PROPERTIES, L.L.C.
                               By:  TLC Properties, Inc., its manager


                               By: /s/ Keith Istre
                                  ----------------------------------------------
                                  Title: Chief Financial Officer





                     Amended and Restated Credit Agreement

                                    LENDERS



                                           THE CHASE MANHATTAN BANK,
                                              as Lender and Administrative Agent



                                           By /s/ John P. Haltmaier
                                              ----------------------------------
                                              Title: Vice President



ABN AMRO BANK N.V.                         BANKBOSTON, N.A.



By /s/ Laurie C. Tuzo                      By /s/ Lenny Mason
   ------------------------------------       ----------------------------------
   Title: Group Vice President                Title: Vice President


By /s/ Eric R. Hollingsworth
   ------------------------------------
   Title: Assistant Vice President


BANK OF MONTREAL, CHICAGO                  THE BANK OF NEW YORK
 BRANCH


By /s/ Karen Klapper                       By /s/ John R. Ciulla
   ------------------------------------       ----------------------------------
   Title: Director                            Title: Assistant Vice President





                     Amended and Restated Credit Agreement

                                    LENDERS



THE BANK OF NOVA SCOTIA                    BANK OF TOKYO MITSUBISHI
                                              TRUST COMPANY


By /s/ Vincent J. Fitzgerald               By /s/ Glenn B. Eckert
   ------------------------------------       ----------------------------------
   Title: Authorized Signatory                Title: Vice President


BANK ONE, LOUISIANA,                       CIBC INC.
  NATIONAL ASSOCIATION


By /s/ Robert Schneckenberger              By /s/ Tefta Ghilaga
   ------------------------------------       ----------------------------------
   Title: Vice President                      Title: Executive Director
                                                     CIBC Oppenheimer Corp.,
                                                     As Agent

COMPAGNIE FINANCIERE DE CIC                CITY NATIONAL BANK
    ET DE L'UNION EUROPEENNE


By /s/ Marcus Edward                       By /s/ David C. Burdge
   ------------------------------------       ----------------------------------
   Title:     Vice President                  Title: Senior Vice President


By /s/ Sean Mounier
   ------------------------------------
   Title:     First Vice President






                     Amended and Restated Credit Agreement

                                    LENDERS



CREDITANSTALT CORPORATE                    CRESTAR BANK
    FINANCE, INC.


By /s/ Stephen W. Hipp                     By /s/ J. Eric Millham
   ------------------------------------       ----------------------------------
   Title: Associate                           Title: Vice President


By /s/ Robert M. Biringer
   ----------------------------------------
   Title: Executive Vice President



FIRST UNION NATIONAL BANK                  FLEET NATIONAL BANK



By /s/ Bruce W. Lofton                     By /s/ Tanya M. Crossley
   ------------------------------------       ----------------------------------
   Title: Senior Vice President               Title: Vice President



THE FUJI BANK, LIMITED                     HIBERNIA NATIONAL BANK



By /s/ Teiji Teramoto                      By /s/ Janet Olson Rack
   ------------------------------------       ----------------------------------
   Title: Vice President & Manager            Title: Senior Vice President






                     Amended and Restated Credit Agreement

                                    LENDERS



THE LONG - TERM CREDIT BANK                MERITA BANK PLC, NEW YORK
     OF JAPAN, LIMITED                          BRANCH



By /s/ Sadao Muraoka                       By /s/ Clifford Abramsky
   ------------------------------------       ----------------------------------
   Title: Head of Southwest Region            Title: Vice President


                                           By /s/ Paul Brooks
                                              ----------------------------------
                                              Title: Vice President


MERCANTILE BANK                            MICHIGAN NATIONAL BANK


By /s/ Gail F. Scannell                    By /s/ Jeffery W. Billig
   ------------------------------------       ----------------------------------
   Title: Vice President                      Title: Relationship Manager



THE MITSUBISHI TRUST &
     BANKING CORPORATION                   PARIBAS



By /s/ Beatrice E. Kossodo                 By /s/ Lynne S. Randall
   ------------------------------------       ----------------------------------
   Title: Senior Vice President               Title: Director


                                           By /s/ William B. Schink
                                              ----------------------------------
                                              Title: Director






                     Amended and Restated Credit Agreement

                                    LENDERS


STATE STREET BANK AND TRUST                SUNTRUST BANK, CENTRAL
     COMPANY                                    FLORIDA N.A.



By /s/ John Tyler                          By /s/ Janet P. Sammons
   ----------------------------------         ----------------------------------
   Title: Vice President                      Title: Vice President



UNION BANK OF CALIFORNIA,                  U.S. BANK NATIONAL
     N.A.                                       ASSOCIATION


By /s/ Christine P. Ball                   By /s/ Matthew S. Thoreson
   ----------------------------------         ----------------------------------
   Title: Vice President                      Title: Vice President




                     Amended and Restated Credit Agreement

                                                                       EXHIBIT A


                      [Form of Assignment and Acceptance]


                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Amended and Restated Credit Agreement, dated as of July 16, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Lamar Advertising Company, a Delaware corporation (the "Borrower"), the Subsidiary Guarantors party thereto, the lenders party thereto, and The Chase Manhattan Bank, as administrative agent for such lenders. Terms defined in the Credit Agreement are used herein as defined therein.

          ____________________ (the "Assignor") and ____________________ (the
"Assignee") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the credit facility contained in the Credit Agreement set forth on Schedule 1 (the "Assigned Facility"), in a principal amount and percentage as set forth on Schedule 1.

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; [and] (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligation or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto[; and (iii) attaches the promissory note held by it evidencing the Assigned Facility and requests that the Administrative Agent exchange such promissory note for a new promissory note payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new promissory note payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date)].

                           Assignment and Acceptance

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04 thereof, the financial statements delivered pursuant to Section 6.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the promissory note or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States of America, its obligation pursuant to
Section 2.15(e) of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent pursuant to Section 10.04 of the Credit Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent [and shall in no event be earlier than the date the information contained herein is recorded in the Register pursuant to Section 10.04 of the Credit Agreement]).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

          6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder [and under its Note(s)] and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Section 10.05 of the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.


                           Assignment and Acceptance

          8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.


          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.





                           Assignment and Acceptance

                     Schedule 1 to Assignment and Acceptance
             relating to the Amended and Restated Credit Agreement,
              dated as of July 16, 1998, between Lamar Advertising
              Company, the Subsidiary Guarantors party thereto, the
             Lenders party thereto and The Chase Manhattan Bank, as
           administrative agent for the Lenders(in such capacity, the
                             "Administrative Agent")


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

        Principal                                      Percentage
     Amount Assigned                                    Assigned


[ASSIGNEE]                                   [ASSIGNOR]



By:                                          By:
   -----------------------------                ------------------------------
   Title:                                       Title:

                                             [Consented to and] Accepted:

                                             THE CHASE MANHATTAN
                                             BANK, as Administrative Agent


                                             By:
                                                ------------------------------
                                                Title:


                                             [Consented to:

                                             THE CHASE MANHATTAN
                                             BANK, as Issuing Lender


                                             By:
                                                ------------------------------
                                                Title:



                           Assignment and Acceptance

                                                                       EXHIBIT B


               [Form of Opinion of Counsel to the Credit Parties]


                                                                   July 16, 1998

To the Lenders party to the
  Amended and Restated Credit
  Agreement referred to below
  and The Chase Manhattan Bank,
  as Administrative Agent

Ladies and Gentlemen:

          We have acted as counsel to LAMAR ADVERTISING COMPANY (the "Borrower") and the Subsidiary Guarantors, in connection with (i) the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of July 16, 1998, between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $400,000,000 (which, in the circumstances contemplated by Section 2.01(c) of the Credit Agreement, may be increased to $500,000,000) and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto. This opinion letter is being delivered pursuant to Section 5.01(b) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

          (a)       the Credit Agreement;

          (b)       the Pledge Agreement; and

          (c) such records of the Credit Parties and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The Credit Agreement and the Pledge Agreement are collectively referred to as the "Credit Documents".

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon


                    Opinion of Counsel to the Credit Parties representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Credit Parties.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Credit Parties):

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii)     all signatories to such documents have been duly authorized;
                  and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Borrower is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the respective state indicated opposite its name in Schedule 4.14 to the Credit Agreement.

          2. Each Credit Party has all requisite corporate or other power to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party. The Borrower has all requisite corporate power to borrow under the Credit Agreement and to incur liability in respect of Letters of Credit under the Credit Agreement.

          3. The execution, delivery and performance by each Credit Party of each Credit Document to which it is a party, and the borrowings and the incurrence of liability in respect of Letters of Credit by the Borrower under the Credit Agreement, have been duly authorized by all necessary corporate or other action on the part of such Credit Party.

          4. Each Credit Document has been duly executed and delivered by each Credit Party party thereto.

          5. Under Louisiana conflict of laws principles, the stated choice of New York law to govern the Credit Documents will be honored by the courts of the State of Louisiana and the Credit Documents will be construed in accordance with, and will be treated as being governed by, the law of the State of New York. However, if the Credit Documents were stated to be governed by and construed in accordance with the law of the State of Louisiana, or if a Louisiana court were to apply the law of the State of Louisiana to the





                    Opinion of Counsel to the Credit Parties

     Credit Documents, each Credit Document would nevertheless constitute the legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and
     (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Louisiana is required on the part of any Credit Party for the execution, delivery or performance by any Credit Party of any of the Credit Documents or for the borrowings by the Borrower under the Credit Agreement.

          7. The execution, delivery and performance by each Credit Party of, and the consummation by each Credit Party of the transactions contemplated by, the Credit Documents to which such Credit Party is a party do not and will not (a) violate any provision of the charter or by-laws of any Credit Party, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Credit Parties or any of their respective Subsidiaries of which we have knowledge (after due inquiry) or (d) based on an opinion of the General Counsel of the Borrower, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge (after due inquiry) to which the Credit Parties or any of their respective Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any property of any Credit Party pursuant to, the terms of any such agreement or instrument.

          8. Except as set forth in Schedule 4.06 to the Credit Agreement, we have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Credit Parties or any of their respective Subsidiaries or any of their respective properties that, if adversely determined, could have a Material Adverse Effect.

          9. The issued and outstanding shares of capital stock or other ownership interests of each Issuer (as defined in the Pledge Agreement) consists of the type and number of shares or percentage ownership interest described in Annex 1 to the Pledge Agreement. All of said shares of stock of any corporation that is an Issuer have been duly and validly issued and are fully paid and nonassessable.





                    Opinion of Counsel to the Credit Parties

          10. If the Pledge Agreement was stated to be governed by and construed in accordance with the law of the State of Louisiana, or if a Louisiana court were to apply the law of the State of Louisiana to the Pledge Agreement, the Pledge Agreement would be effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties (as defined in the Pledge Agreement), a valid security interest under the Uniform Commercial Code as in effect in the State of Louisiana (the "UCC") in all of the right, title and interest of the Securing Parties (as defined in the Pledge Agreement) in, to and under the Pledged Equity (as defined in the Pledge Agreement) as collateral security for the payment when due of the Secured Obligations (as defined in the Pledge Agreement), except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition and in any Proceeds thereof only to the extent provided in Section 9-306 of the UCC and (b) such security interest in any portion of the Collateral in which a Credit party acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Credit Party may be limited by Section 552 of the Bankruptcy Code.

          11. The security interest referred to in paragraph 10 above in the types of Collateral described below will be perfected as described below:

               (a) such security interest in that portion of the Collateral consisting of General Intangibles will, upon the creation of such security interest, be perfected by filing the Financing Statements in the filing offices listed in Annex 2 hereto for the jurisdictions listed in Annex 2 hereto; provided that, if a Credit Party moves its chief executive office to another jurisdiction, the effectiveness of the Financing Statements naming such Credit Party as debtor will cease on the expiration of four months after such change or, if earlier, when perfection would have otherwise ceased, unless such security interest becomes perfected under the law of such other jurisdiction prior to such expiration; and

               (b) such security interest in that portion of the Collateral consisting of an Certificated Security represented by a Security Certificate in bearer form or in registered form Indorsed to the Administrative Agent or in blank by an effective Indorsement or registered in the name of the Administrative Agent will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession in the State of New York of such Security Certificate, and such perfected security interest will remain perfected thereafter so long as such Security Certificate is retained by the Administrative Agent in its possession in the State of New York.

          12. With respect to the security interest referred to in paragraph 10 above in any Collateral perfected as described in paragraph 11 above, if such Collateral consists of a Certificated Security and such security interest therein is perfected by the Administrative Agent in the manner specified in subparagraph (b) of paragraph 11 above for value without notice (within the meaning of Section 8-105 of the UCC) of any Adverse Claim to the Certificated Security, then the Administrative Agent will acquire such security interest free of any Adverse Claim (as so defined).





                    Opinion of Counsel to the Credit Parties

          13. The obligations of the Credit Parties under the Loan Documents constitute Senior Indebtedness (as defined in the Senior Subordinated Notes Indenture) for all purposes of the Senior Subordinated Notes Indenture.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) Clause (iii) of the second sentence of Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations (as defined in the Credit Agreement) are materially modified.

          (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of Louisiana) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the next to the last sentence of Section 2.16(d) of the Credit Agreement, (iii) the first sentence of Section 10.09 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (iv) Section 3.06 of the Credit Agreement.

          (E) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of
     Section 548 of the Bankruptcy Code or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

          (F) We wish to point out that the obligations of the Securing Parties (as defined in the Pledge Agreement), and the rights and remedies of the Administrative Agent, under Sections 5.05 through 5.10 (inclusive) of the Pledge Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Pledge Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Secured Parties (as defined therein) inadequate for the practical realization of the





                    Opinion of Counsel to the Credit Parties substantive benefits purported to be provided to the Administrative Agent and such Secured Parties by the Pledge Agreement.

          (G) With respect to our opinions in paragraphs 10, 11 and 12 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (i) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto, (ii) consisting of uncertificated securities (as defined in Section 8-102(a)(18) of the Uniform Commercial Code), (iii) consisting of fixtures, timber to be cut or minerals (including oil and gas), (iv) covered by a certificate of title or
     (v) constituting proceeds of a letter of credit.

          (H) We express no opinion as to the existence of, or the right, title or interest of any Pledgor in, to or under, any of the Pledged Equity.

          (I) In respect of our opinions set forth in paragraph 11 above, we call your attention to each of La. R.S. 10:9-103(3)(b), which provides that the law of the jurisdiction in which the debtor is located governs the perfection and effect of perfection or nonperfection of a security interest in, among other things, general intangibles; La. R.S. 10:9-103(3)(d), which provides that a debtor shall be deemed located at its place of business if it has one, at its chief executive office if it has more than one place of business, otherwise at its principal residence; and La. R.S. 10:9-103(6)(b), which provides that during the time that a security certificate is located in a jurisdiction, perfection of a security interest, the effect of perfection or non-perfection, and the priority of a security interest in the certificated security represented thereby are governed by the local law of that jurisdiction. Accordingly, in respect of the opinions set forth in paragraph 11, where the perfection and the effect of perfection or non-perfection of a security interest is governed by the law of state(s) other than Louisiana, we have assumed that the law of each such state are identical to the law of Louisiana. In addition, we have relied as to factual matters exclusively upon the certification of Borrower as to the location of the Chief Executive Office of each Pledgor.

          Partners or Associates of this Firm are members of the Bar of the State of Louisiana and we do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of Louisiana, and we express no opinion as to the laws of any jurisdiction other than those of the United States of America, the State of Louisiana and the General Corporation Law of the State of Delaware.

          At the request of our clients, this opinion letter is, pursuant to
Section 5.01(b) of the Credit Agreement, provided to you by us in our capacity as counsel to the Credit Parties and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                         Very truly yours,





                    Opinion of Counsel to the Credit Parties

                                                                         Annex 1


                                 DEFINED TERMS

     "bearer form", when used with respect to a Certificated Security, means a form in which the Security is payable to the bearer of the Security Certificate according to its terms but not by reason of an Indorsement.

     "Certificated Security" means a Security that is represented by a certificate.

     "Collateral" has the meaning given to such term in the Pledge Agreement.

     "General Intangibles" has the meaning given to such term in Section 9-106 of the UCC.

     "Indorsement" has the meaning given to such term in Section 8-102(a)(11) of the UCC.

     "Proceeds" has the meaning given to such term in Section 9-306(1) of the UCC.

     "registered form", when used with respect to a Certificated Security, means a form in which: (a) the Security Certificate specifies a Person entitled to the Security; and (b) a transfer of the Security may be registered upon books maintained for that purpose by or on behalf of the issuer of such Security, or the Security Certificate so states.

     "Security Certificate" means a certificate representing a Security.

     "Security", except as otherwise provided in Section 8-103 of the UCC, means an obligation of an issuer or a share, participation or other interest in an issuer or in property or an enterprise of an issuer: (a) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer; (b) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and (c) which either (i) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or (ii) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the UCC.

     "Uncertificated Security" means a Security that is not represented by a certificate.





                                    Annex 1

                                                                         Annex 2
LIST OF FILING OFFICES





                                    Annex 2

                                                                       EXHIBIT C


                      [Form of Opinion of Special Counsel]



                                                  July 16, 1998



To the Lenders party to the Amended
  and Restated Credit Agreement
  referred to below and The Chase
  Manhattan Bank, as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with the Amended and Restated Credit Agreement dated as of July 16, 1998 (the "Credit Agreement") between Lamar Advertising Company (the "Borrower"), the Subsidiary Guarantors party thereto, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in Annex 1 hereto. This opinion is being delivered pursuant to Section 5.01(c) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the following agreements:

          (a)       the Credit Agreement; and

          (b)       the Pledge Agreement.

The Credit Agreement and the Pledge Agreement are collectively referred to as the "Credit Documents".

          In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.





                           Opinion of Special Counsel

          In rendering the opinions expressed below, we have assumed that:

          (i) the Credit Documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Credit Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties to the Credit Documents;

          (ii) all signatories to the Credit Documents have been duly authorized; and

          (iii) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          2. The Pledge Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties (as defined in the Pledge Agreement), a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of the Securing Parties (as defined in the Pledge Agreement) in, to and under the Pledged Equity (as defined in the Pledge Agreement) as collateral security for the payment when due of the Secured Obligations (as defined in the Pledge Agreement) except that (a) such security interest will continue in the Pledged Equity after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the UCC and (b) such security interest in any portion of the Pledged Equity in which a Credit Party acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Credit Party may be limited by Section 552 of the Bankruptcy Code.

          3. The security interest referred to in paragraph 2 above in that portion of the Pledged Equity consisting of a Certificated Security represented by a Security Certificate will, upon the creation of such security interest, be perfected by the Administrative Agent taking possession in the State of New York of such Security Certificate, and such perfected security interest will remain perfected thereafter so long as such Security





                           Opinion of Special Counsel

     Certificate is retained by the Administrative Agent in its possession in the State of New York.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 10.03 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) Clause (iii) of the second sentence of Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations (as defined in the Credit Agreement) are materially modified.

          (C) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) the next to the last sentence of Section 2.16(d) of the Credit Agreement, (iii) the first sentence of Section 10.09 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (iv) Section 3.06 or 3.09 of the Credit Agreement.

          (E) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of
     Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of the law of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

          (F) We wish to point out that the obligations of the Securing Parties (as defined in the Pledge Agreement), and the rights and remedies of the Administrative Agent, under Sections 5.05 through 5.10 (inclusive) of the Pledge Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Pledge Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Secured Parties (as defined therein) inadequate for the practical realization of the





                           Opinion of Special Counsel
     substantive benefits purported to be provided to the Administrative Agent and such Secured Parties by the Pledge Agreement.

          (G) With respect to our opinions in paragraph 2 above, we express no opinion as to the creation of any security interest in (or other lien on) any Collateral other than the Pledged Equity.

          (H) Except as provided in paragraph 3 above, we express no opinion as to the perfection of any security interest in any Pledged Equity.

          (I) We express no opinion as to the priority of any security interest in any Pledged Equity.

          (J) We express no opinion as to the existence of, or the right, title or interest of any Pledgor in, to or under, any of the Pledged Equity.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction. At the request of our clients, this opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your extensions of credit under the Credit Agreement) without our prior written consent.

                                         Very truly yours,


RJW/CDP





                           Opinion of Special Counsel

                                                                         Annex 1


                                  DEFINED TERMS

     "Certificated Security" has the meaning given to such term in Section 8-102(a)(4) of the UCC.

     "Collateral" has the meaning given to such term in the Pledge Agreement.

     "Security Certificate" has the meaning given to such term in Section 8-102(a)(16) of the UCC.





                     Annex 1 to Opinion of Special Counsel

                                                                       EXHIBIT D


                [Form of Amended and Restated Pledge Agreement]


                     AMENDED AND RESTATED PLEDGE AGREEMENT

          AMENDED AND RESTATED PLEDGE AGREEMENT dated as of July 16, 1998 between LAMAR ADVERTISING COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the subsidiaries of the Borrower listed on the signature pages hereto under the caption "INITIAL SUBSIDIARY GUARANTORS" (the "Initial Subsidiary Guarantors"); each of the additional entities, if any, that becomes a "Subsidiary Guarantor" hereunder as contemplated by Section 6.10 (each an "Additional Subsidiary Guarantor" and together with the Initial Subsidiary Guarantors, the "Subsidiary Guarantors"; the Subsidiary Guarantors together with the Borrower, being herein called the "Securing Parties"); and The Chase Manhattan Bank, as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          The Securing Parties are parties to a Credit Agreement dated as of December 18, 1996 (the "Existing Credit Agreement") which is being amended and restated pursuant to an Amended and Restated Credit Agreement dated as of July 16, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with Administrative Agent and any successors or assigns of any of the foregoing, the "Secured Parties") to the Borrower in an aggregate principal or face amount not exceeding $400,000,000 (which, in the circumstances contemplated by Section 2.01(c) thereof, may be increased to $500,000,000). In addition, the Borrower may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Hedging Agreements under and as defined in the Credit Agreement (collectively, the "Hedging Agreements").

          The Securing Parties and the Administrative Agent are parties to a Pledge Agreement dated as of December 18, 1996 (the "Existing Pledge Agreement"), pursuant to which the Securing Parties pledged and granted a security interest in the Collateral (as defined therein) as security for the Secured Obligations (as defined therein).

          To induce the Secured Parties to amend and restate the Existing Credit Agreement and to extend credit thereunder, and to induce the Lenders to extend credit to the Borrower under Hedging Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securing Parties have agreed to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined) and to confirm the prior pledge and grant of a security interest in the Collateral


                     Amended and Restated Pledge Agreement
pursuant to the Existing Pledge Agreement and, in that connection to amend and restate in its entirety the Existing Pledge Agreement. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Defined Terms. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

          "Collateral" has the meaning assigned to such term in Article III.

          "Collateral Account" has the meaning assigned to such term in Section 5.01(a).

          "Equity Collateral" means, collectively, the Collateral described in clauses (a) through (c) of Article III and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          "Issuers" means, collectively, (a) the respective corporations, partnerships or other entities identified next to the names of the Securing Parties on Annex 1 under the caption "Issuer" and (b) any other entity that shall at any time be a subsidiary of any of the Securing Parties.

          "Pledged Equity" has the meaning assigned to such term in paragraph
(a) of Article III.

          "Secured Obligations" means, collectively, (a) in the case of the Borrower, the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Secured Parties by the Borrower under the Credit Agreement or any Hedging Agreement, (b) in the case of each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor under the Credit Agreement (including, without limitation, in respect of its Guarantee under Article III of the Credit Agreement) and (c) in the case of each Securing Party, all other obligations of such Securing Party to the Secured Parties and the Administrative Agent hereunder.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any





                     Amended and Restated Pledge Agreement
agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


                                   ARTICLE II

                         Representations and Warranties

          Each Securing Party represents and warrants to each Secured Party that:

          (a) Such Securing Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Article III and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 7.02 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest will, upon perfection under the applicable provisions of the Uniform Commercial Code (but subject in any event to such Liens permitted under said Section 7.02) constitute a first priority perfected pledge and security interest in and to all of such Collateral, to the extent such pledge and security interest can be perfected under the Uniform Commercial Code.

          (b) The Pledged Equity identified under the name of such Securing Party in Annex 1 is, and all other Pledged Equity in which such Securing Party shall hereafter grant a security interest pursuant to Article III will be, duly authorized, validly existing, fully paid and non-assessable (in the case of any equity interest in a corporation) and duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational document of the respective Issuer of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained herein or identified in Annex
1).

          (c) The Pledged Equity identified under the name of such Securing Party in Annex 1 constitutes all of the issued and outstanding shares of capital stock, partnership or other ownership interest of any class or character of the Issuers (and, in the case of Foreign Subsidiaries, 65% of the voting common stock thereof and 100% of any other capital stock thereof) beneficially owned by such Securing Party on the date hereof (whether or not registered in the name of the such Securing Party) and Annex 1 correctly identifies, as at the date hereof,





                     Amended and Restated Pledge Agreement
the respective Issuers of such Pledged Equity and (in the case of any corporate Issuer) the respective class and par value of the shares comprising such Pledged Equity and the respective number of shares (and registered owners thereof) represented by each such certificate.


                                  ARTICLE III

                                   Collateral

          As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Securing Party hereby pledges and grants to the Administrative Agent (and hereby confirms the prior pledge and grant to the Administrative Agent under the Existing Pledge Agreement), for the benefit of the Secured Parties as hereinafter provided, a security interest in all of such Securing Party's right, title and interest in the following property, whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

          (a) the shares of common and preferred stock of, or partnership and other ownership interest in, the Issuers identified in Annex 1 next to the name of such Securing Party (as the same shall be supplemented from time to time under a Joinder Agreement executed pursuant to Section 6.10) and all other shares of capital stock, or partnership or other ownership interest, of whatever class or character of the Issuers, now or hereafter owned by such Securing Party, in each case together with the certificates evidencing the same (collectively, the "Pledged Equity");

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity; and

          (c) without affecting the obligations of such Securing Party under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is such Securing Party itself) formed by or resulting from such consolidation or merger (the Pledged Equity, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Equity Collateral"),

          (d) the balance from time to time in the Collateral Account; and

          (e) all proceeds of and to any of the property of such Securing Party described in the preceding clauses of this Article III (including, without limitation, all causes of





                     Amended and Restated Pledge Agreement
     action, claims and warranties now or hereafter held by any Securing Party in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers, provided that (i) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership, the security interest hereunder shall be deemed to be created only to the maximum extent permitted under the applicable organizational instrument pursuant to which such partnership is formed, and (ii) in the case of any of the foregoing that consists of capital stock in any Foreign Subsidiary, shall be limited to 65% of the voting common stock of such Subsidiary and 100% of any other capital stock of such Subsidiary).


                                   ARTICLE IV

                               Collateral Account


          SECTION 4.01. Establishment of Collateral Account. Each of the Securing Parties hereby establishes with the Administrative Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Administrative Agent into which there shall be deposited from time to time such amounts as are required to be paid to the Administrative Agent under
Section 2.04(i) of the Credit Agreement. As collateral security for the prompt payment in full when due of the Securing Parties' obligations in the first instance in respect of LC Exposure and, after the payment in full of all LC Exposure and the termination or expiration of all Letters of Credit, for all other Secured Obligations, each of the Securing Parties hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balance from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balance from time to time in the Collateral Account shall not constitute payment of any Secured Obligations until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Article IV.

          SECTION 4.02. Investments. Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such Permitted Investments as the Securing Parties shall determine in their sole discretion, provided that (i) failing receipt by the Administrative Agent of instructions from the Securing Parties, the Administrative Agent may invest and reinvest such amounts in such Permitted Investments as the Administrative Agent shall determine in its sole discretion and (ii) the approval of the Administrative Agent shall be required for the investments and reinvestments to be made during any period while a Default has occurred and is continuing. All such investments and reinvestments shall be held in the name and be under the control of the Administrative Agent.





                     Amended and Restated Pledge Agreement

          SECTION 4.03. Application. If an Event of Default shall have occurred and be continuing, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Secured Obligations due and payable. If (i) no Event of Default has occurred and is continuing and (ii) all of the Secured Obligations have been paid in full, the Administrative Agent shall, from time to time, at the request of the Securing Parties, deliver to the Securing Parties, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the then-outstanding LC Exposure, provided that, in any event, when all of the Secured Obligations shall have been paid in full and all Letters of Credit have expired or been terminated, the Administrative Agent shall promptly deliver to the Securing Parties, against receipt but without any recourse, warranty or representation whatsoever, the balance remaining in the Collateral Account.

          SECTION 4.04. Fees. Each of the Securing Parties shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent's administration of the Collateral Account and investments and reinvestments of funds therein.


                                   ARTICLE V

                          Further Assurances; Remedies

          In furtherance of the grant of the pledge and security interest pursuant to Article III, each Securing Party hereby agrees with each Secured Party as follows:

          SECTION 5.01. Delivery and Other Perfection. Such Securing Party shall:

          (a) if any of the shares, securities, moneys or property required to be pledged by such Securing Party under clauses (a), (b) or (c) of Article III are received by such Securing Party, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by such Securing Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent reasonably shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and





                     Amended and Restated Pledge Agreement
     security interest, including causing any or all of the Equity Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to such Securing Party copies of any notices and communications received by it with respect to the Equity Collateral);

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Securing Party's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Securing Party with respect to the Collateral, all in such manner as the Administrative Agent may reasonably require.

          SECTION 5.02. Other Financing Statements and Liens. Except as otherwise permitted under Section 7.02 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Required Lenders), no Securing Party shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Secured Parties.

          SECTION 5.03. Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          SECTION 5.04. Special Provisions Relating to Equity Collateral.

          (a) So long as no Event of Default shall have occurred and be continuing, each Securing Party shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that such Securing Party agrees that it will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the other Loan Documents or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to such Securing Party or cause to be executed and delivered to such Securing Party all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Securing Party may reasonably request for the purpose of enabling such Securing Party to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(a).





                     Amended and Restated Pledge Agreement

          (b) Unless and until an Event of Default has occurred and is continuing, such Securing Party shall, subject to Article V, be entitled to receive and retain any dividends, distributions or proceeds in respect of the Equity Collateral.

          SECTION 5.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

          (a) each Securing Party shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and such Securing Party, designated in its request;

          (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Administrative Agent in its discretion may, in its name or in the name of the Securing Parties or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Administrative Agent may, upon ten business days' prior written notice to the Securing Parties of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Securing Parties, any such demand, notice and right or equity being hereby





                     Amended and Restated Pledge Agreement
     expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09.

          The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

          SECTION 5.06. Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Parties shall remain liable for any deficiency.

          SECTION 5.07. Removals, Etc. Without at least 30 days' prior written notice to the Administrative Agent, no Securing Party shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business other than at the address for notices to the Borrower specified in Section 10.01 of the Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          SECTION 5.08. Private Sale. No Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. So long as such sale is conducted in a commercially reasonable manner, each Securing Party hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          SECTION 5.09. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Article IV or this Article V, shall be applied by the Administrative Agent:





                     Amended and Restated Pledge Agreement

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

          Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree, provided that such proceeds (to the extent representing the balance in the Collateral Account) shall be applied first to the payment of LC Disbursements and second, after the payment in full of all LC Exposure, and the termination or expiration of all Letters of Credit, to the other Secured Obligations; and

          Finally, to the payment to the respective Securing Party, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Article V, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Securing Parties or any issuer of or obligor on any of the Collateral.

          SECTION 5.10. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Securing Parties for the purpose of carrying out the provisions of this Article and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Article to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          SECTION 5.11. Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Securing Party shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Article III and
(ii) deliver to the Administrative Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

          SECTION 5.12. Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse,





                     Amended and Restated Pledge Agreement
warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Securing Party. The Administrative Agent shall also execute and deliver to each Securing Party upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the such Securing Party to effect the termination and release of the Liens on the Collateral.

          SECTION 5.13. Further Assurances. Each Securing Party agrees that, from time to time upon the written request of the Administrative Agent, such Securing Party will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.


                                   ARTICLE VI

                                  Miscellaneous

          SECTION 6.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 5551 Corporate Boulevard, Baton Rouge, Louisiana, 70896, Attention of Keith Istre (Telecopy No. (504) 923-0658);

          (b) if to any Securing Party other than the Borrower, to such Securing Party care of the Borrower at the address for notices indicated in clause
     (a) above; and

          (c) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Janet Belden (Telecopy No. (212) 270-0002), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10081, Attention of John Haltmaier (Telecopy No. 212- 270-0848).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 6.02. Waivers; Amendments.

     (a) No failure or delay by any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Securing Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such





                     Amended and Restated Pledge Agreement
waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Securing Parties party thereto, and by the Administrative Agent with the consent of the appropriate Secured Parties as more particularly provided in Section 10.02(c) of the Credit Agreement.

          SECTION 6.03. Expenses.

          (a) The Securing Parties jointly and severally agree to reimburse each of the Secured Parties for all reasonable costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Securing Parties in respect of the Collateral that the Securing Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article III hereof.

          (b) All amounts due under this Section 6.03 shall be payable promptly after written demand therefor.

          SECTION 6.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Securing Parties, the Secured Parties and each holder of the Secured Obligations, except that no Securing Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by any Securing Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Securing Parties and the respective successors and assigns of the Securing Parties, the Secured Parties and each holder of the Secured Obligations) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          SECTION 6.05. Counterparts. This Agreement may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

          SECTION 6.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality





                     Amended and Restated Pledge Agreement
and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 6.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 6.08. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 6.09. Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          SECTION 6.10. Additional Subsidiary Guarantors. As contemplated by
Section 6.11(a) of the Credit Agreement, in the event that any Securing Party shall form or acquire any new Subsidiary after the date hereof, such Securing Party will cause such new Subsidiary to execute and deliver to the Administrative Agent a Joinder Agreement in the form of Exhibit E to the Credit Agreement (and, thereby, to become a party to the Credit Agreement as a "Subsidiary Guarantor" thereunder, and under this Agreement, and to pledge and grant a security interest in any of its property of the type included in "Collateral" under this Agreement to the Administrative Agent for the benefit of the Secured Parties). Accordingly, upon the execution and delivery of any such Joinder Agreement by any such new Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Securing Party" under and for all purposes of this Agreement, and Annex 1 hereto shall be deemed to be supplemented in the manner specified in said Joinder Agreement.





                     Amended and Restated Pledge Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Pledge Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        LAMAR ADVERTISING COMPANY


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                          INITIAL SUBSIDIARY GUARANTORS

                                        INTERSTATE LOGOS, INC.
                                        THE LAMAR CORPORATION
                                        LAMAR ADVERTISING OF MOBILE, INC.
                                        LAMAR ADVERTISING OF COLORADO SPRINGS,
                                        INC.
                                        LAMAR ADVERTISING OF SOUTH MISSISSIPPI,
                                        INC.
                                        LAMAR ADVERTISING OF JACKSON, INC.
                                        LAMAR TEXAS GENERAL PARTNER, INC.
                                        LAMAR ADVERTISING OF SOUTH GEORGIA, INC.
                                        LAMAR TENNESSEE LIMITED PARTNER, INC.
                                        TLC PROPERTIES, INC.
                                        TLC PROPERTIES II, INC.
                                        LAMAR PENSACOLA TRANSIT, INC.
                                        LAMAR ADVERTISING OF YOUNGSTOWN, INC.
                                        NEBRASKA LOGOS, INC.
                                        OKLAHOMA LOGO SIGNS, INC.
                                        MISSOURI LOGOS, INC.
                                        OHIO LOGOS, INC.
                                        UTAH LOGOS, INC.
                                        TEXAS LOGOS, INC.
                                        MISSISSIPPI LOGOS, INC.
                                        GEORGIA LOGOS, INC.
                                        SOUTH CAROLINA LOGOS, INC.
                                        VIRGINIA LOGOS, INC.
                                        MINNESOTA LOGOS, INC.
                                        MICHIGAN LOGOS, INC.
                                        NEW JERSEY LOGOS, INC.
                                        FLORIDA LOGOS, INC.
                                        KENTUCKY LOGOS, INC.
                                        NEVADA LOGOS, INC.
                                        TENNESSEE LOGOS, INC.
                                        KANSAS LOGOS, INC.





                     Amended and Restated Pledge Agreement

                                        LAMAR ADVERTISING OF HUNTINGTON
                                        BRIDGEPORT, INC.
                                        LAMAR ADVERTISING OF PENN, INC.
                                        LAMAR ADVERTISING OF MISSOURI, INC.
                                        LAMAR ADVERTISING OF MICHIGAN, INC.
                                        LAMAR ELECTRICAL, INC.
                                        LAMAR ADVERTISING OF SOUTH DAKOTA, INC.

                                        By:
                                           -----------------------------------
                                           Title:


                                        LAMAR TEXAS LIMITED PARTNERSHIP

                                        By:  Lamar Texas General Partner, Inc.,
                                             its general partner


                                        By:
                                           -----------------------------------
                                           Title:


                                        LAMAR TENNESSEE LIMITED PARTNERSHIP
                                        LAMAR TENNESSEE LIMITED PARTNERSHIP II

                                        By:  The Lamar Corporation, their
                                             general partner


                                        By:
                                           -----------------------------------
                                           Title:


                                        LAMAR AIR, L.L.C.

                                        By:  The Lamar Corporation, its manager


                                        By:
                                           -----------------------------------
                                           Title:

                                        TLC PROPERTIES, L.L.C.

                                        By:  TLC Properties, Inc., its manager


                                        By:
                                           -----------------------------------
                                           Title:





                     Amended and Restated Pledge Agreement

                              ADMINISTRATIVE AGENT

                                        THE CHASE MANHATTAN BANK,
                                        as Administrative Agent


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:





                     Amended and Restated Pledge Agreement

                                                                         ANNEX 1


                                 Pledged Equity

         Securing                                   Class and par                     No.         Cert.      Percent
           Party                 Issuer                 Value                        Shares        No.      Ownership
           -----                 ------                 -----                        ------        ---      ---------
     Lamar                   Interstate             Common/                           667            4       66 2/3%
     Advertising Company     Logos, Inc.            No Par Value

     The Lamar Corporation   Interstate Logos, Inc. Common/                           333            3       33 1/3%
                                                    No Par Value
     Lamar Advertising       The Lamar Corporation  Class A                         1,000          549          100%
     Company                                        Common/
                                                    No Par Value
     Interstate Logos, Inc.  Canadian TODS Limited  Common/                            65            3           65%
                                                    No Par Value
     Interstate Logos, Inc.  Florida Logos, Inc.    Common/                           100            1           20%
                                                    No Par Value
     Interstate Logos, Inc.  Georgia Logos, Inc.    Common/                           100            1          100%
                                                    No Par Value
     Interstate Logos, Inc.  Kansas Logos, Inc.     Common/                           100            1          100%
                                                    No Par Value
     Interstate Logos, Inc.  Kentucky Logos, Inc.   Common/                           100            1          100%
                                                    No Par Value
     Interstate Logos, Inc.  Lamar Air, LLC         Membership Interest                10            2           10%

     Interstate Logos, Inc.  Michigan Logos, Inc.   Common/                           100            2          100%
                                                    No Par Value

     Interstate Logos, Inc.  Minnesota                 Common/                           100            1          100%
                             Logos, Inc.               No Par Value

     Interstate Logos, Inc.  Mississippi               Common/                         1,000            1          100%
                             Logos, Inc.               No Par Value

     Interstate Logos, Inc.  Missouri Logos, Inc.      Common/                           100            2          100%
                                                       No Par Value

     Interstate Logos, Inc.  Nebraska Logos, Inc.      Common/                           100            2          100%
                                                       $1 Par Value

     Interstate Logos, Inc.  Nevada Logos, Inc.        Common/                           100            1          100%
                                                       No Par Value

     Interstate Logos, Inc.  New Jersey Logos, Inc.    Common/                           100            1          100%
                                                       No Par Value

     Interstate Logos, Inc.  Ohio Logos, Inc.          Common/                           100            2          100%
                                                       No Par Value

     Interstate Logos, Inc.  Oklahoma Logo Signs,      Common/                           100            2          100%
                             Inc.                      No Par Value

     Interstate Logos, Inc.  South Carolina Logos,     Common/                           100            1          100%
                             Inc.                      No Par Value

     Interstate Logos, Inc.  Tennessee                 Common/                           100            1          100%
                             Logos, Inc.               No Par Value

     Interstate Logos, Inc.  Texas Logos,              Common/                         1,000            3          100%
                             Inc.                      No Par Value

     Interstate Logos, Inc.  Utah Logos, Inc           Common/                           100            2          100%
                                                       No Par Value

     Interstate Logos, Inc.  Virginia Logos, Inc.      Common/                           100            1          100%
                                                       No Par Value





                Annex 1 to Amended and Restated Pledge Agreement

     The Lamar Corporation   Lamar Advertising of   Common/                         1,600           11          100%
                             Colorado               No Par Value
                             Springs, Inc.

     The Lamar Corporation   Lamar Advertising of   Common/                         1,000            1          100%
                             Jackson, Inc.          $1 Par Value

     The Lamar Corporation   Lamar Advertising of   Common/                         5,130           85          100%
                             Mobile, Inc.           $10 Par Value                     650           86
                                                                                    4,550           88
                                                                                       50           90

     The Lamar Corporation   Lamar Advertising of   Common/                         1,000            1          100%
                             South Georgia, Inc.    $1 Par Value

     The Lamar Corporation   Lamar Advertising      Common/                         1,000            1          100%
                             of South Mississippi,  $1 Par Value
                             Inc.

     The Lamar Corporation   Lamar Advertising      Class A                         1,000           25          100%
                             of Youngstown, Inc.    Common/
                                                    No Par Value

     The Lamar Corporation   Lamar Air,             Membership Interest                90            3           90%
                             L.L.C.

     The Lamar Corporation   Lamar                  Common/                           100            1          100%
                             Pensacola              No Par Value
                             Transit, Inc.

     The Lamar Corporation   Lamar                  Common/                         1,000            1          100%
                             Tennessee Limited      No Par Value
                             Partner, Inc.





                Annex 1 to Amended and Restated Pledge Agreement

     The Lamar Corporation      Lamar                     Partnership Interest              N/A            2            1%
                                Tennessee
                                Limited Partnership

     Lamar Tennessee Limited    Lamar                     Partnership Interest              N/A            1           99%
     Partner, Inc.              Tennessee Limited
                                Partnership

     The Lamar Corporation      Lamar                     Partnership Interest              N/A            2            1%
                                Tennessee Limited
                                Partnership II

     Lamar Tennessee Limited    Lamar                     Partnership Interest             N/A             1           99%
     Partner, Inc.              Tennessee Limited
                                Partnership II

     The Lamar Corporation      Lamar Texas General       Common/                         1,000            1          100%
                                Partner, Inc.             No Par Value

     The Lamar Corporation      Lamar Texas Limited       Partnership Interest              N/A            2           99%
                                Partnership

     Lamar Texas General        Lamar Texas Limited       Partnership Interest            N/A              1            1%
     Partner, Inc.              Partnership

     The Lamar Corporation      TLC Properties Inc.       Common/                           100            1          100%
                                                          No Par Value                      285            7
     The Lamar Corporation      TLC Properties II, Inc.   Common/                           100            1          100%
                                                          $0.01 Par Value





                Annex 1 to Amended and Restated Pledge Agreement

     Lamar                   Lamar Advertising      Common/                          1000           86          100%
     Advertising Company     of Huntington-         No Par Value
                             Bridgeport, Inc.

     The Lamar Corporation   Lamar Advertising of   Common/                          1000          A-7          100%
                             Penn, Inc.             No Par Value

     The Lamar Corporation   Lamar Advertising of   Common/                          1000            1          100%
                             Missouri, Inc.         No Par Value

     The Lamar               Lamar Advertising      Common/                          1000            1          100%
     Corporation             of Michigan, Inc.      No Par Value

     The Lamar               Lamar                  Common/                          1000            1          100%
     Corporation             Electrical, Inc.       $.01 Par

     The Lamar               Lamar Advertising of   Common/                          1000            1          100%
     Corporation             South Dakota, Inc.     $.01 Par

     TLC Properties, Inc.    TLC Properties, L.L.C. Membership Interest              1000            1          100%

     Lamar Advertising of    Florida Logos, Inc.    Common/                           400            2           80%
     Penn. Inc.                                     $.01 Par





                Annex 1 to Amended and Restated Pledge Agreement

                                                                       EXHIBIT E

                          [Form of Joinder Agreement]


                               JOINDER AGREEMENT

          JOINDER AGREEMENT dated as of ____________, 19__ by ____________, a
___________ corporation (the "Additional Subsidiary Guarantor"), in favor of The Chase Manhattan Bank, as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          Lamar Advertising Company, a Delaware corporation (the "Borrower"), and certain of its subsidiaries (collectively, the "Existing Subsidiary Guarantors" and, together with the Borrower, the "Securing Parties") are parties to an Amended and Restated Credit Agreement dated as of July 16, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement", providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a "Lender" party to the Credit Agreement after the date hereof as provided therein, the "Lenders" and, together with Administrative Agent and any successors or assigns of any of the foregoing, the "Secured Parties") to the Borrower in an aggregate principal or face amount not exceeding $400,000,000 (which, in the circumstances contemplated by Section 2.01(c) thereof, may be increased to $500,000,000). In addition, the Borrower may from time to time be obligated to one or more of the Lenders under the Credit Agreement in respect of Hedging Agreements under and as defined in the Credit Agreement (collectively, the "Hedging Agreements").

          In connection with the Credit Agreement, the Borrower, the Existing Subsidiary Guarantors and the Administrative Agent are parties to an Amended and Restated Pledge Agreement dated as of July 16, 1998 (the "Pledge Agreement") pursuant to which the Securing Parties have, inter alia, granted a security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Secured Obligations (as so defined). Terms defined in the Pledge Agreement are used herein as defined therein.

          To induce the Secured Parties to enter into the Credit Agreement, and to extend credit thereunder and to extend credit to the Borrower under Hedging Agreements, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Additional Subsidiary Guarantor has agreed to become a party to the Credit Agreement and the Pledge Agreement as a "Subsidiary Guarantor" thereunder, and to pledge and grant a security interest in the Collateral (as defined in the Pledge Agreement).

          Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Joinder to Agreements. Effective upon the execution and delivery hereof, the Additional Subsidiary Guarantor hereby agrees that it shall become a "Subsidiary Guarantor" under and for all purposes of the Credit Agreement and the Pledge Agreement with all the rights and obligations of a Subsidiary Guarantor thereunder. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby:

          (i) jointly and severally with the other Subsidiary Guarantors party to the Credit Agreement guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the same manner and to the same extent as is provided in Article III of the Credit Agreement;

          (ii) pledges and grants the security interests in all right, title and interest of the Additional Subsidiary Guarantor in all Collateral (as defined in the Pledge Agreement) now owned or hereafter acquired by the Additional Subsidiary Guarantor and whether now existing or hereafter coming into existence provided for by Article III of the Pledge Agreement as collateral security for the Secured Obligations and agrees that Annex 1 thereof shall be supplemented as provided in Appendix A hereto;

          (iii) makes the representations and warranties set forth in Article IV of the Credit Agreement and in Article II of the Pledge Agreement, to the extent relating to the Additional Subsidiary Guarantor or to the Pledged Equity evidenced by the certificates, if any, identified in Appendix A hereto; and

          (iv) submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 10.09 and 10.10 of the Credit Agreement.

          The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.11(a)(iii) of the Credit Agreement to the Secured Parties.





                               Joinder Agreement

          IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

                                       [ADDITIONAL SUBSIDIARY GUARANTOR]


                                       By:
                                          ------------------------------------
                                          Title:

Accepted and agreed:

THE CHASE MANHATTAN BANK,
 as Administrative Agent


By:
   --------------------------------------
   Title:





                               Joinder Agreement

                                                 Appendix A to Joinder Agreement


Supplement to Annex 1:





                        Appendix A to Joinder Agreement